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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Investment Technology Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 23, 2015

Dear Fellow Stockholder:

        You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Investment Technology Group, Inc. (the "Annual Meeting"). Our Annual Meeting will be held on Thursday, June 11, 2015 at 11:30 a.m., New York City time. You will be able to attend the Annual Meeting and vote during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ITG2015 and inputting your unique, 12-digit control number included on your Notice Regarding the Availability of Proxy Materials or your proxy card.

        We are pleased to again be taking advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders electronically because we believe that the e-proxy process expedites our stockholders' receipt of proxy materials, lowers the costs of distribution and reduces the environmental impact of our Annual Meeting. In accordance with this rule, on or about April 29, 2015, we will begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record as of the close of business on April 15, 2015. The Notice contains instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2014 ("2014 Annual Report") and vote online.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement, which you are urged to read carefully.

        Your vote is very important to us. Whether or not you plan to attend the meeting, your shares should be represented and voted. After reading the Proxy Statement, please vote your shares through the Internet or the designated toll-free telephone number or, if you received your proxy materials by mail, you can sign and date the enclosed proxy card and return it in the envelope provided to you. Please refer to the section entitled "How do I vote and what are the voting deadlines?" in the Voting Instructions and Information section of the Proxy Statement for a description of these voting methods. We must receive votes submitted via mail, the Internet or touch-tone telephone by 11:59 p.m. New York time on June 10, 2015 in order for them to be counted at the Annual Meeting.

        We are looking forward to our 2015 Annual Meeting of Stockholders. Thank you for your continued support of Investment Technology Group, Inc.

Sincerely,

Robert C. Gasser	Maureen O'Hara
Director, President and Chief Executive Officer	Chairman of the Board of Directors

Investment Technology Group, Inc.
One Liberty Plaza
165 Broadway, 5th Floor
New York, New York 10006

Notice of Annual Meeting of Stockholders
To Be Held June 11, 2015

TIME AND DATE:	11:30 a.m. New York City time, on Thursday, June 11, 2015.
PLACE:	You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/ITG2015 where you will be able to vote electronically during the meeting.
ITEMS OF BUSINESS:	(1) to elect nine (9) directors to the Investment Technology Group, Inc. Board of Directors to serve until the next annual meeting or until successors have been duly elected and qualified.
(2) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year.
(3) to approve on an advisory basis the compensation of our named executive officers.
(4) to approve an amended and restated Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan.
(5) to transact such other business as may properly come before the Annual Meeting or any one or more adjournments thereof.
This Proxy Statement more fully describes these proposals.
RECORD DATE:	The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on April 15, 2015.
PROXY VOTING:
Please vote your shares through the Internet or the designated toll-free telephone number or, if you received your proxy materials by mail, you can sign and date the enclosed proxy card and return it in the envelope provided to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 11, 2015. The Proxy Statement and our 2014 Annual Report are available at www.proxyvote.com.

By Order of the Board of Directors,

P. Mats Goebels Corporate Secretary

New York, New York
April 23, 2015

VOTING INSTRUCTIONS AND INFORMATION

Who is entitled to vote at the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Investment Technology Group, Inc. (the "Company", "ITG", "we", "us" or "our")?

        Holders of our common stock as of the close of business on April 15, 2015 (the "Record Date") may vote at the Annual Meeting. On the Record Date, 34,228,338 shares of our common stock were outstanding and entitled to vote at the Annual Meeting.

        Stockholders at the close of business on the Record Date may examine a list of all stockholders of record as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding, or at, the Annual Meeting.

How many votes do I have?

        You are entitled to one vote for each share of common stock you own for each matter to be voted on at the Annual Meeting. Cumulative voting is not allowed.

What matters will be voted on at the Annual Meeting?

        There are four proposals scheduled to be voted on at the meeting:

  •
  Election of nine (9) directors to serve until the next annual meeting or until their successors have been duly elected and qualified.

  •
  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. A representative of KPMG LLP is expected to be in attendance at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires.

  •
  Advisory (non-binding) vote to approve named executive officer compensation (commonly referred to as the "say-on-pay" proposal).

  •
  Approval of the amended and restated Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the "Equity Plan") (i) to effectuate an increase in the number of shares reserved and available for issuance under the Equity Plan, (ii) to extend the term of the Equity Plan for ten years to June 10, 2025, (iii) so that compensation attributable to grants and variable incentive compensation awards under the Equity Plan may (but is not required to) qualify for an exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code and (iv) in order for incentive stock options to meet the requirements of the Internal Revenue Code.

How does the Investment Technology Group, Inc. Board of Directors ("Board of Directors" or "Board") recommend I vote?

        Our Board of Directors recommends that you vote:

  •
  FOR each of the nominees to the Board of Directors.

  •
  FOR ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for our fiscal year ending December 31, 2015.

  •
  FOR the approval of the compensation of our named executive officers.

  •
  FOR the approval of the Equity Plan (i) to effectuate an increase in the number of shares reserved and available for issuance under the Equity Plan, (ii) to extend the term of the Equity Plan for ten years to June 10, 2025, (iii) so that compensation attributable to grants and variable incentive compensation awards under the Equity Plan may (but is not required to) qualify for an exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code and (iv) in order for incentive stock options to meet the requirements of the Internal Revenue Code.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholders of Record.    You are a stockholder of record if, at the close of business on the Record Date, your shares were registered directly in your name with the Company's transfer agent, Computershare Trust Company. This Proxy Statement and any accompanying documents have been provided directly to you by the Company.

        Beneficial Owner.    You are a beneficial owner if, at the close of business on the Record Date, your shares were held by a brokerage firm, bank or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in "street name" and this Notice and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares only with respect to the proposal related to the ratification of the appointment of KPMG as our independent registered public accounting firm. Please see "What if I do not specify how my shares are to be voted?" below for additional information.

How do I vote and what are the voting deadlines?

        Stockholders of Record.    If you are a stockholder of record, you may vote in the following ways:

  •
  By Internet.  You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. If you vote by Internet, you do not need to return a proxy card by mail. You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials or your proxy card in order to vote by Internet. Internet voting via www.proxyvote.com is available 24 hours a day until 11:59 p.m., New York time, on June 10, 2015.

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  By Telephone.  You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. If you vote by telephone, you do not need to return a proxy card by mail. You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials or your proxy card in order to vote by telephone. Telephone voting is available 24 hours a day. To be valid, your vote by telephone must be received by 11:59 p.m., New York time, on June 10, 2015.

  •
  By Mail.  If you have received a printed copy of the proxy materials from us by mail, you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. To be valid, your vote by mail must be received by June 10, 2015.

  •
  At the Annual Meeting.  You can vote your shares during the Annual Meeting via the Internet by following the instructions at www.virtualshareholdermeeting.com/ITG2015.

        Beneficial Owners.    If you are a beneficial owner, you may vote by submitting voting instructions to your broker or other nominee holding your shares. You should follow the instructions in the Notice Regarding the Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted via the Internet at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

Can I revoke or change my vote after I submit my proxy?

        Stockholders of Record.    Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may revoke your proxy and change your vote by:

  •
  Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., New York time, on June 10, 2015;

  •
  Submitting a properly-signed proxy card with a later date that is received no later than June 10, 2015;

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  Attending the Annual Meeting and voting via www.virtualshareholdermeeting.com/ITG2015; or

  •
  Sending a written statement to that effect to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary, provided that any such statement is received no later than June 10, 2015.

        Beneficial Owners.    If you are a beneficial owner, you may submit new voting instructions by contacting your broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting or online, provided that you obtain a legal proxy, executed in your favor, from the broker or other nominee giving you the right to vote the shares.

        Attending the Annual Meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail.

How are votes counted?

        If you properly submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

What will happen if I do not vote my shares?

        Stockholders of Record.    If you are a stockholder of record and you do not vote via the Internet, by telephone, by proxy card, or via the Internet at the Annual Meeting, your shares will not be voted at the Annual Meeting.

        Beneficial Owners.    If you are the beneficial owner of your shares, and you do not instruct your broker or nominee on how to vote your shares, your broker or nominee may exercise its discretion to vote on some proposals at the Annual Meeting, but not all. Under the rules of the New York Stock Exchange ("NYSE"), your broker or nominee does not have discretion to vote your shares on non-routine matters such as the proposals related to the election of directors, approval of executive compensation and approval of the amended and restated Equity Plan. However, your broker or nominee does have discretion to vote your shares on routine matters such as the ratification of the appointment of our independent registered public accounting firm and any other routine matters properly presented for a vote at the Annual Meeting.

What if I do not specify how my shares are to be voted?

        Stockholders of Record.    If you are a stockholder of record and you submit a proxy but you do not provide voting instructions on the proxy, your shares will be voted as follows: FOR the election of ITG's director nominees; FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for our fiscal year ending December 31, 2015; FOR the approval of the Company's named executive officer compensation; and FOR the approval of the amended and restated Equity Plan; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

        Beneficial Owners.    If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on your behalf. Under the rules of the NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as the proposals related to the election of directors, approval of named executive officer compensation and approval of the amended and restated Equity Plan. However, your broker or nominee does have discretion to vote your shares on routine matters such as the ratification of the appointment of our independent registered public accounting firm and any other routine matters properly presented for a vote at the Annual Meeting.

How many votes are required to approve each proposal?

        The election of directors will be determined by a plurality of the votes cast. For each of the other proposals, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter will be required for approval.

What is the effect of withheld votes, abstentions and broker non-votes?

        Abstentions and Withheld Votes.    With respect to the election of directors, you may vote FOR, WITHHOLD, or FOR ALL EXCEPT. With respect to all other proposals, you may vote FOR, AGAINST or ABSTAIN. If you WITHHOLD from voting on the election of directors, it will have no effect on the election of directors. If you ABSTAIN from voting on proposals related to the approval of named executive officer compensation, the ratification of the appointment of our independent registered public accounting firm or the approval of the amended and restated Equity Plan, the abstention will have the same effect as an AGAINST vote.

        Broker Non-Votes.    Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. The proposal related to the ratification of the appointment of KPMG LLP is considered a routine matter and a broker will be permitted to exercise its discretion. All of the other proposals, meaning those related to the election of directors, named executive officer compensation and amended and restated Equity Plan are considered non-routine matters and a broker will lack the authority to vote uninstructed shares at its discretion on these proposals. Accordingly, if you are a beneficial owner and you do not submit voting instructions to your broker, your shares will not have any effect on the outcome of the election of the director nominees at the Annual Meeting, the advisory vote pertaining to the compensation of the Company's named executive officers or the proposal to amend and restate the Equity Plan.

How many votes are required to transact business at the Annual Meeting?

        A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Abstentions, withheld votes and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A properly completed proxy indicating "FOR ALL EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Who will count the votes?

        Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

Who pays for the expenses of this proxy solicitation?

        We bear the cost of soliciting proxies for the Annual Meeting. Our directors, officers and employees may solicit proxies on behalf of our Board of Directors through regular and electronic mail, telephone, fax and personal contact. Alliance Advisors, LLC has been retained to assist in soliciting proxies for a fee of $25,000, plus distribution costs and other expenses. Directors, officers and employees of the Company will receive no additional compensation for soliciting proxies but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of our stock that those brokerage firms, banks, custodians and fiduciaries hold of record.

Could other matters be decided at the Annual Meeting?

        We do not expect any other items of business to be brought before the Annual Meeting. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to the persons named on the proxy card with respect to any other matters that might be brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Are you "householding" for stockholders sharing the same address?

        Yes. The SEC's rules regarding the delivery of proxy materials to stockholders permit us to deliver a single copy of these documents to an address shared by two or more of our stockholders who do not participate in electronic proxy material delivery. This method of delivery is called "householding," and it can reduce our printing and mailing costs. It also reduces the volume of mail you receive. If you requested to receive proxy materials by mail, we will deliver only one set of proxy materials to you if you share an address with another stockholder, unless we receive instructions to the contrary from one or more of the stockholders at your address. If you would like to receive proxy materials by mail, we will promptly mail you proxy materials upon written or oral request to our Secretary at Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006. The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Annual Report to Stockholders, Proxy Statement, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Board Committee Charters

        Our 2014 Annual Report and this Proxy Statement are available through our website at http://investor.itg.com, under SEC Filings and at www.proxyvote.com. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which govern our directors, officers and employees, and the charters for each of our Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at www.itg.com/corporate-governance. You may also obtain a copy of such documents by writing to: Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attn: Investor Relations.

PROPOSAL ON
ELECTION OF DIRECTORS

        The number of directors to be elected at the Annual Meeting has been fixed at nine (9) by our Board of Directors. Such directors will be elected to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

        Each nominee listed below has been nominated for election by the Nominating and Corporate Governance Committee of our Board of Directors and has consented to serve as a director if elected. In the event that any nominee is unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the Board of Directors or the Board of Directors may elect to reduce the number of directors. All of the nominees for election as a director are presently members of the Board of Directors.

        The Board of Directors has determined that Messrs. Cheng, Dodds, Jones, Lilien, Millet, O'Hara, Wood and Ms. O'Hara are "independent" within the meaning of the NYSE listing standards. Ms. O'Hara and Mr. O'Hara are not related. Our Board of Directors' standards for determining director independence are available on our website at www.itg.com/corporate-governance/.

Nominees to Board of Directors

        The following information is submitted concerning the nominees for election as directors. When assessing the qualifications of a particular person to serve as a director, our Nominating and Corporate Governance Committee and our Board of Directors consider an individual candidate's experience as well as the collective experience of our Board members taken as a whole. The members of our Board have a variety of experiences and attributes that qualify them to serve on our Board, including accounting, finance, technology and legal experience, extensive senior management experience in the financial services industry and insights on market structure issues. Certain members also possess valuable historical knowledge of the Company and our specific industry.

Name	Age	Position
Minder Cheng	51	Director
Christopher V. Dodds	55	Director
Robert C. Gasser	50	Director, President and Chief Executive Officer
Timothy L. Jones	59	Director
R. Jarrett Lilien	53	Director
T. Kelley Millet	55	Director
Kevin J.P. O'Hara	53	Director
Maureen O'Hara	61	Chair
Steven S. Wood	57	Director

        Minder Cheng has been a director since November 2010. In October 2014, Mr. Cheng co-founded, and is a Managing Member of ThirdStream Partners, LLC, a private investment company. Mr. Cheng also currently serves as a Senior Advisor at Executive Networks, an executive peer electronic network and an Advisor at Armanta, Inc., an integrated business intelligence platform. In addition, Mr. Cheng is Chair of the board of directors of MediaCrossing Inc., an independent digital media trading company, where he has served on the board since January 2013. Mr. Cheng also joined the board of directors of Integral Development Corp., an FX trading technology and network company, in February 2015, and Apportable Inc., a provider of mobile application development software, in April 2015. From December 2009 until July 2010, Mr. Cheng served as Chief Investment Officer for Index Equity and Capital Markets globally at BlackRock Inc. ("BlackRock"). Mr. Cheng joined BlackRock at the time of its 2009 merger with Barclays Global Investors ("BGI"), where he worked in a variety of capacities for the prior 10 years. Most recently, from May 2008 until December 2009, Mr. Cheng served as Chief Investment

Officer of BGI's Equity and Capital Markets division worldwide. In addition, from July 2000 to May 2008, he held several other key positions at BGI, including Chief Investment Officer for active equity products and Global Head of Trading. Prior to BGI, Mr. Cheng held research, strategy and proprietary trading roles at Convergence Asset Management in Connecticut, Sumitomo Finance International in London, Salomon Brothers in Tokyo and the NYSE in New York. He holds a PhD, a MS and a MBA from the University of California at Berkeley and a BA from National Taiwan University. Mr. Cheng brings to our Board valuable insights on market structure as well as the priorities and challenges facing our major clients and a keen perspective on the Asia Pacific marketplace.

        Christopher V. Dodds has been a director since June 2008. Since 2008, Mr. Dodds has served as an Operating Executive to The Carlyle Group, a private equity firm. In October 2014, Mr. Dodds was elected to serve as a member of the board of directors of The Charles Schwab Corporation ("Schwab"). In addition to being a board member at Schwab, Mr. Dodds has also served on the board of directors of Charles Schwab Bank since 2007, Avalon Advisors since 2011, Baron Capital from 2007 to 2014, and The TCW Group from 2013 to 2014 (each financial services firms). Mr. Dodds also served on the board of directors of Cost Plus Inc. from 2006 to 2009. From 1999 to 2007, Mr. Dodds served as Executive Vice President and Chief Financial Officer of Schwab, responsible for managing its financial affairs during periods of growth, retrenchment and profitability. Before being named Chief Financial Officer, Mr. Dodds held several key positions at Schwab including Corporate Controller and Corporate Treasurer. Prior to his experience at Schwab, Mr. Dodds served as a financial analyst for several firms including American Hawaii Cruises, Exxon Corporation and the Gulf Oil Corporation. Mr. Dodds brings to our Board the depth and breadth of his exposure to complex financial and accounting matters, and knowledge of the financial services industry.

        Robert C. Gasser has been a director and the President and Chief Executive Officer of the Company since October 2006. Mr. Gasser was Chief Executive Officer of NYFIX, Inc. ("NYFIX"), a provider of electronic trading services (which was acquired by NYSE Technologies, Inc. in 2010 and subsequently by ULLINK Inc. in 2014) from November 2005 to September 2006. From 2001 to 2005, Mr. Gasser served as Chief Executive Officer of NYFIX Millennium LLC, a subsidiary of NYFIX, and President of NYFIX Transaction Services Inc. and NYFIX Clearing Corporation. Mr. Gasser was Head of U.S. Equity Trading at J.P. Morgan from 1999 to 2001. Mr. Gasser brings to our Board strong leadership experience in the execution and financial technology business and specific knowledge of the Company by virtue of his position as President and Chief Executive Officer.

        Timothy L. Jones has been a director since March 2005. From October 2007 until July 2010, Mr. Jones was Chief Executive Officer and director of the Personal Accounts Delivery Authority ("PADA"), a non-departmental public body of the Department for Work and Pensions within the United Kingdom government. Since July 2010, Mr. Jones has been Chief Executive Officer of the National Employment Savings Trust Corporation, also a non-departmental public body of the Department for Work and Pensions within the United Kingdom government and the successor to PADA. Mr. Jones has served on the board of directors of the Rotman International Centre for Pension Management since 2011. In 2014, Mr. Jones co-founded and has since served on the board of directors of Tibado Limited, a digital currency enterprise. From December 2002 to January 2005, Mr. Jones was the Chief Executive Officer of Simpay Limited, a mobile phone payment system company. Mr. Jones co-founded Purseus, a company developing a new architecture for correspondent banking, and was Chief Executive Officer of Purseus from April 2000 to November 2002. Prior to that, for 17 years, Mr. Jones was at National Westminster Bank PLC where he held various positions in the Operations, Information Technology Strategy and Policy, Mondex, Electronic Markets and Retail Banking Services divisions, eventually becoming a Managing Director in 1996 and Chief Executive of the Retail Banking Services Division in 1999. Mr. Jones brings to our Board significant executive experience and a strong background in technology issues.

        R. Jarrett Lilien has been a director since April 2015. In 2008, he founded and has since been the Managing Partner of Bendigo Partners, LLC, a venture capital investment firm. Mr. Lilien currently serves on the board of directors of WisdomTree Investments, Inc. and Tradier, Inc., an asset management company that focuses on exchange-traded funds and a provider of technology, execution and brokerage services, respectively. From 2003 to 2008, Mr. Lilien served as the President and Chief Operating Officer of E*TRADE Financial Corporation. Previously, Mr. Lilien was President and Chief Brokerage Officer at E*TRADE Securities, Inc. Prior to joining E*TRADE, Mr. Lilien spent 10 years as Chief Executive Officer at TIR (Holdings) Limited, a global institutional broker, which E*TRADE acquired in 1999. Mr. Lilien brings to our Board extensive management experience and client perspective, coupled with broad knowledge of the financial services industry.

        T. Kelley Millet has been a director since August 2014. Mr. Millet is the CEO, Vice Chair and Treasurer of Banca IMI Securities Corp., a provider of banking and brokerage services to institutional investors. In addition, Mr. Millet currently serves on the board of directors of The Mutual Fund Store, a provider of personalized financial planning and money management services. From November 2013 to January 2014, Mr. Millet served as a consultant to the Company's CEO and Board of Directors. Previously, (a) from September 2012 until September 2013, Mr. Millet served as Co-President, Partner and a member of the board of directors of Pierpont Securities LLC, a fixed income broker-dealer, (b) from July 2011 until September 2012, Mr. Millet was CEO and a member of the board of directors of the broker-dealer, Cortview Capital Holdings Inc. and (c) from September 2006 until July 2011, Mr. Millet served as President and as a member of the board of directors of MarketAxess Holdings Inc. ("MarketAxess"), a publicly-traded company that operates an electronic fixed income trading platform. Prior to MarketAxess, Mr. Millet was Global Head of Capital Markets and Credit Trading at Bear Stearns & Co. from September 2001 through January 2006. From 1982 to 2001, Mr. Millet held a variety of positions at J.P. Morgan Chase & Co., which culminated in his appointment as Managing Director, Head of Global Syndicate and Capital Markets. Mr. Millet brings to our Board a wealth of management experience and business understanding, together with an extensive knowledge of the brokerage industry, including with respect to the fixed income asset class.

        Kevin J. P. O'Hara has been a director since January 2007. Currently, Mr. O'Hara is Lecturer of Law at Northwestern University School of Law, and a Lecturer of Business Law at the Kellogg School of Management. Mr. O'Hara is currently a Special Adviser to the National Stock Exchange (NSX). Mr. O'Hara has also been, since 2010, a principal of Kevin Seamas Enterprises, LLC, a private equity and real estate investment firm. Mr. O'Hara serves on (a) since 2008, the board of advisors of Quadriserv, Inc., a provider of technology and business model innovation to the securities lending industry, (b) since 2012, the board of managers of Pivot Point Consulting, LLC, a provider of strategic and project implementation services to healthcare organizations, (c) since 2010, the board of managers of Fippex Operations LLC, a cloud-based communications software provider, and (d) since 2013, the board of managers of PointDrive, LLC, a provider of cloud-based sales software with tracking analytics. Mr. O'Hara is also the Chair of the Kevin J.P. O'Hara Family Foundation, a charitable trust. From 2008 to 2010, Mr. O'Hara served as Chief Executive Officer of the Trading/Exchange Divisions of Gulf Finance House in Bahrain and Dubai. From 2006 to 2007, Mr. O'Hara served as the Chief Administrative Officer and Chief Strategy Officer of CBOT Holdings, Inc. Previously, he served as Chief Administrative Officer, General Counsel and Corporate Secretary of Archipelago Holdings, Inc. ("Archipelago") from 1999 to 2006 and served as Executive Vice President and Co-General Counsel of NYSE Group, Inc. from 2005 to 2006, when NYSE Group, Inc. acquired Archipelago. Prior to joining Archipelago, Mr. O'Hara worked in Romania and Lithuania from 1995 to 1999 on the development of legal, regulatory and technology infrastructure of emerging capital markets for Financial Markets International, Inc. and The Pragma Corporation. Prior to his international experience, Mr. O'Hara worked in the Division of Enforcement of the U.S. Securities and Exchange Commission in Washington, D.C., as Senior Counsel from 1994 to 1995 and as Staff Attorney from 1991 to 1993. In 1993, Mr. O'Hara served as Special Assistant United States Attorney at the U.S. Department of

Justice. From 1988 to 1991, he practiced corporate and commercial litigation at the Chicago law firm of Ross & Hardies (now McGuireWoods LLP). Mr. O'Hara brings to our Board his wide-ranging and far-reaching experience in legal, regulatory and corporate governance matters within the financial services industry.

        Maureen O'Hara has been the Chair of our Board of Directors since May 2007 and a director since January 2003. She was our Lead Director from January 2005 until May 2007. She is the Robert W. Purcell Professor of Finance at the Johnson Graduate School of Management, Cornell University. She holds degrees from the University of Illinois (B.S. Economics) and Northwestern University (M.S. Economics and Ph.D. Finance). In December 2006, Ms. O'Hara joined the board of directors of NewStar Financial Inc., a commercial finance company. She also serves on the board of trustees of TIAA-CREF, having joined the TIAA-CREF board in 2009. She has been a member of the CFTC-SEC "Flash Crash" Committee, a past Chair of FINRA's Economic Advisory Board, a member of the Global Advisory Board of the Securities Exchange Board of India, a member of the Advisory Committee of the U.S. Treasury Office of Financial Research, and an Advisor to the U.K. Treasury's Foresight Project. Ms. O'Hara joined the faculty at Cornell in 1979. She has had visiting appointments at UCLA, the London Business School, the University of New South Wales, Cambridge University and Hong Kong University of Science and Technology. Ms. O'Hara's research focuses on issues in market microstructure and she is the author of numerous journal articles as well as the book, Market Microstructure Theory (Blackwell: 1995). In addition, Ms. O'Hara publishes widely on a broad range of topics in finance, including banking, law, finance, and experimental economics. She has served as President of the Western Finance Association, the American Finance Association, and the Financial Management Association. Ms. O'Hara brings to our Board a unique perspective through her extensive knowledge and research on market microstructure, finance and economics, as well as her deep understanding of the role of boards of directors.

        Steven S. Wood has been a director since February 2010. Mr. Wood established, in 2010, and is now the sole owner and director of Global Buy Side Trading Consultants Limited, a consulting company for financial institutions. Mr. Wood served on the European Securities Market Authority Consultative Working Group on Secondary Markets from 2010 until June 2012. In addition, from 2010 until August 2012, Mr. Wood served on the board of Olivetree Securities Ltd., a global financial services firm. From 2002 until March 2010, Mr. Wood was the Global Head of Trading at Schroders Investment Management, a London-based asset management firm. Prior to joining Schroders in 2002, Mr. Wood spent 28 years at J.P. Morgan in a variety of roles, including head of European and Asian trading in the asset management division. Mr. Wood was also the Chair of the Investment Managers Association Trading Committee and Chair of the NYSE / Euronext European Institutional Advisory Committee until 2010. Mr. Wood brings to our Board extensive experience in trading matters and a keen perspective on the priorities and challenges facing our major customers.

        Our Board of Directors unanimously recommends that you vote "FOR" the election of each of the nominees listed above to the Board of Directors.

Cooperation Agreement with Philadelphia Group

        On March 12, 2015, the Company received notice from Philadelphia Financial Management of San Francisco, LLC, Justin Hughes, and Voce Capital Management LLC (the "Philadelphia Group") of their intention to nominate three individuals for election to the Board at the Annual Meeting and solicit proxies from stockholders in support of their nominees.

        On April 8, 2015, the Company entered into a Cooperation Agreement (the "Cooperation Agreement") with the Philadelphia Group to settle the proxy contest pertaining to the election of directors at the Annual Meeting. Pursuant to the Cooperation Agreement, the Company agreed to expand the size of the Board by appointing Jarrett Lilien to the Board to serve as a director of the

Company. The Company also agreed to commence a search for an additional director to join the Board by the date that is 30 days prior to the last day on which notice of a stockholder's intent to make director nominations at, or bring other business before, the Company's annual meeting of stockholders in 2016 must be submitted pursuant to the Company's bylaws, and to confer with and consider the input of the Philadelphia Group in connection therewith. The Philadelphia Group has agreed to withdraw its nomination of candidates for election to the Board at the Annual Meeting and to vote in favor of the Board's director nominees at the Annual Meeting. The Philadelphia Group has also agreed, among other things, not to solicit proxies regarding any matter to come before a meeting of the Company's stockholders, including for the election of directors for a period beginning on the date of the Cooperation Agreement and ending on the date which is the earlier of thirty days prior to the last day on which notice of a stockholder's intent to make director nominations at, or bring other business before, the Company's annual meeting of stockholders in 2016 must be submitted pursuant to the Company's bylaws and the date on which the Company materially breaches the Cooperation Agreement and fails to cure such breach within thirty days following notice thereof (the "Standstill Period"). The Philadelphia Group has also agreed that, subject to certain exceptions, during the Standstill Period, the Philadelphia Group will not acquire beneficial ownership of additional shares of the Company's voting stock that would result in the Philadelphia Group's total ownership exceeding 10% of the Company's voting stock. The Company has also agreed to reimburse the Philadelphia Group for their documented out-of-pocket expenses (up to a maximum of $100,000) incurred in connection with their director nominations and related matters.

        The foregoing is not a complete description of the terms of the Cooperation Agreement. For a further description of the terms of the Cooperation Agreement, including a copy of the Cooperation Agreement, please see our Current Report on Form 8-K that we filed with the SEC on April 9, 2015.

Executive Officers and Significant Employee

        The executive officers of our Company are appointed by, and serve at the discretion of, our Board of Directors. Other than Mr. Gasser, for whom information is provided above, the following sets forth information as to the other executive officers and Timothy Reilly as a significant employee of our Company, each of whom is also a member of the Company's Executive Committee (the "Executive Committee"). Except for Mr. Reilly, the individuals noted below are executive officers of the Company.

Name	Age	Position
Robert J. Boardman	47	Managing Director and Chief Executive Officer of ITG's European Operations
Ian Domowitz	63	Managing Director and Head of Analytics
William S. Geyer	44	Managing Director and Head of Platforms
P. Mats Goebels	48	Managing Director, General Counsel and Corporate Secretary
Peter A. Goldstein	51	Managing Director and Head of Human Resources
Michael V. Marrale	41	Managing Director and Head of U.S. Research, Sales and Trading
David L. Meitz	51	Managing Director and Chief Technology Officer
Timothy W. Reilly	44	Managing Director and Head of U.S. Electronic Sales
James P. Selway III	44	Managing Director and Head of U.S. Electronic Brokerage
Nicholas Thadaney	46	Managing Director and Chief Executive Officer of ITG's Canadian Operations
Steven R. Vigliotti	47	Managing Director and Chief Financial Officer

        Robert J. Boardman is a Managing Director and Chief Executive Officer of ITG's European Operations. From 2006 to June 2010, Mr. Boardman served as head of ITG's European algorithmic trading. Prior to joining ITG, Mr. Boardman spent 12 years at Goldman Sachs in various positions including executive director on the electronic transaction services sales team and head of connectivity for the equities division.

        Ian Domowitz is a Managing Director and Head of Analytics responsible for managing our analytical and trading research products. He joined ITG in 2001. Mr. Domowitz was the Mary Jean and

Frank P. Smeal Professor of Finance at Pennsylvania State University from 1998 to 2001, and a Professor at Northwestern University from 1982 to 1998.

        William S. Geyer is a Managing Director and Head of Platforms. He joined our Company in 2011 and is responsible for ITG's suite of Order Management Systems, Execution Management Systems, and connectivity products. Prior to joining ITG, he was CEO of JonesTrading from 2007 to 2009 and prior to that ran Citigroup's global alternative execution businesses and managed equity trading at BGI.

        P. Mats Goebels is a Managing Director, and General Counsel and Corporate Secretary. He joined our Company in 1998 and is responsible for all legal and regulatory matters. Mr. Goebels was a corporate attorney at the New York offices of Sullivan & Cromwell from 1995 to 1998, and of Weil, Gotshal & Manges from 1991 to 1995. Mr. Goebels is a managing member of Sunrise Associates LLC.

        Peter A. Goldstein is a Managing Director and Head of Human Resources. Prior to joining ITG in September 2007, Mr. Goldstein was the Head of Human Resources for RREEF, the Alternative Investments Division of Deutsche Bank. Mr. Goldstein began his career in 1987 at Laventhol & Horwath, a public accounting firm and subsequently spent nine years in human resources at J.P. Morgan, both in the United States and abroad.

        Michael V. Marrale is a Managing Director and Head of U.S. Research, Sales and Trading. He joined ITG in 2012 to lead the Company's research sales and high-touch trading operations in the U.S. Prior to joining ITG, Mr. Marrale spent ten years at RBC Capital Markets ("RBC") where he served in multiple roles, including Portfolio Manager, Head of Sector Strategy, Director of Equity Sales, and most recently, Head of Sales Trading. Prior to RBC, he held various positions at Lehman Brothers and Prudential Securities.

        David L. Meitz is a Managing Director and Chief Technology Officer responsible for Software Development, Technology and Trading Support Services, Facilities, and Information Security/Business Continuity. He joined our Company in 2002 from Reuters America, Inc. ("Reuters") where he held the position of Executive Vice President since 1995. Mr. Meitz previously held technology and customer service management positions at Citibank, N.A. and Quotron Systems, Inc., a wholly-owned subsidiary of Reuters.

        Timothy W. Reilly is a Managing Director and Head of U.S. Electronic Sales. He joined our Company in 2014 and is responsible for our U.S. and Latin American sales efforts across the Electronic Brokerage, Analytics and Platforms product groups. Prior to joining ITG, Mr. Reilly was a Managing Director at Citigroup Global Markets Inc. where he served in multiple roles between 1993 and 2014, including Head of Electronic Execution Sales, Head of U.S. Portfolio Trading and Co-Head of Alternative Execution in the Americas.

        James P. Selway III is a Managing Director and Head of U.S. Electronic Brokerage. He joined our Company in 2010 and is responsible for ITG's POSIT crossing network, as well as our smart routing, algorithmic trading, and derivatives products in the U.S. Prior to joining ITG, Mr. Selway co-founded White Cap Trading, LLC in 2003 where he worked until 2010. He previously served as Chief Economist at Archipelago and worked in equity derivatives research at Goldman Sachs.

        Nicholas Thadaney is a Managing Director and Chief Executive Officer of ITG's Canadian Operations. Mr. Thadaney joined ITG as Director of Sales in Canada in 2000 and was appointed Chief Executive Officer of our Canadian Operations in 2005. Prior to joining ITG, Mr. Thadaney was Vice President and Head of Business Development & International Equities at T.D. Securities. He has also held positions at C.T. Securities and First Canada Securities International.

        Steven R. Vigliotti is a Managing Director and our Chief Financial Officer. Mr. Vigliotti joined ITG in 2010 from NYFIX (which was acquired by NYSE Technologies, Inc. in 2010 and subsequently by ULLINK Inc. in 2014), where he served as Chief Financial Officer since January 2006. Prior to joining NYFIX, he was CFO, Treasurer and Chief Accounting Officer of Maxcor Financial Group (which was acquired by BGC Partners in 2005) and was CFO for a number of its Euro Brokers inter-dealer brokerage subsidiaries. Mr. Vigliotti began his career in public accounting and was an Audit Partner in BDO Seidman's financial services group.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        Overview.    Our Compensation Committee of the Board of Directors (the "Compensation Committee" or the "Committee") reviews and approves the compensation philosophy, policies and plans for the senior executive team of ITG which includes our "named executive officers" together with the other members of the Executive Committee. For 2014, our "named executive officers" were (i) Robert C. Gasser, our Chief Executive Officer, (ii) Steven R. Vigliotti, our Chief Financial Officer, (iii) our three most highly-compensated executive officers (other than our Chief Executive Officer and Chief Financial Officer) who were serving as executive officers as of December 31, 2014: (a) Robert J. Boardman, CEO of ITG's European Operations, (b) Michael V. Marrale, Head of U.S. Research, Sales and Trading and (c) James P. Selway, III, Head of U.S. Electronic Brokerage. In this section of the Proxy Statement, we will (a) provide an overview of our executive compensation philosophy, including our objectives, (b) describe the material elements of our executive compensation program for these named executive officers and (c) explain how and why our Compensation Committee arrives at specific compensation decisions and adopts policies.

        Consideration of 2014 Say-on-Pay Advisory Vote.    Each year, ITG provides stockholders with a "say-on-pay" advisory (non-binding) vote on its executive compensation. At our 2014 Annual Meeting of Stockholders, more than 92% of the votes cast for the say-on-pay proposal were in favor of our executive compensation program and policies. The Compensation Committee interpreted such vote as sizeable support of the Company's compensation philosophy, programs, practices and actions by our stockholders. The Compensation Committee took into account this stockholder support in addition to the other factors noted below in structuring the compensation program, including maintaining the core design of our variable incentive compensation program, and making its compensation decisions for the 2014 performance year. It will continue to consider the outcome of the Company's future say-on-pay votes, in addition to various other factors, when making future compensation decisions.

        Executive Summary.    As we disclosed in our 2014 Annual Report, our 2014 results reflect the benefits of the targeted investments we have made in our international capabilities and the enhanced operating efficiency we have established through a focus on the profitability of our products and services. In 2014, we had significant growth in revenues and profitability in Europe, ended the year with two consecutive quarters of profitability in Asia Pacific and posted record revenues in Canada during the fourth quarter. Our global Electronic Brokerage product group saw year-over-year revenue growth of 5% with POSIT Alert, our block crossing system, remaining a key driver. As of December 31, 2014, the value of equity securities traded in POSIT Alert had increased for six straight quarters and fourth quarter value traded in POSIT Alert globally increased 28% in 2014 over 2013.

        Our consolidated revenues grew 5% over 2013 to $559.8 million for 2014 while our 2014 expenses of $494.8 million were up only 1% compared to 2013 expenses and 3% compared to adjusted expenses in 2013. Our net income for 2014 was $50.9 million, or $1.40 per diluted share compared to net income of $31.1 million, or $0.82 per diluted share and adjusted net income of $37.1 million, or $0.97 per diluted share in 2013. Our 37% increase in net income over 2013 adjusted net income demonstrates the operating leverage we have built into our business model.

        Return on average equity using adjusted net income ("ROE") (as adjusted to exclude non-operating or one-time items such as restructuring charges), the metric which largely determined the payout range of the incentive variable compensation pool for the named executive officers as further described below, was 12.0% for 2014, compared to 9.1% for 2013. Note that our return on equity calculated in accordance with accounting principles generally accepted in the U.S. for 2014 was 12.2%, which is higher than the ROE used by Committee in making its compensation determinations as described below. Specifically, the Committee excluded from net income (i) a net tax benefit of $2.4 million in the third quarter of 2014 that was due to the net impact of settling multi-year tax return positions and establishing additional reserves for other tax positions and (ii) $2.1 million in pre-tax employee termination charges incurred in the U.S. and Asia-Pacific in the fourth quarter of 2014, both of which were previously disclosed by the Company in our 2014 third quarter Quarterly Report and the 2014 Annual Report, respectively. The Committee excluded these one-time items for purposes of its compensation determinations because they were not a result of the Company's normal operations or due to our executives' performance. Therefore, while these one-time items were beneficial to our stockholders, the Committee determined that the variable compensation paid to our executives should reflect their performance without regard to these items.

        Although our business did well in 2014 as discussed above, business conditions in the U.S. generally remained weak for most of 2014. The average daily combined volume of NYSE- and NASDAQ-listed securities for 2014 was up only 3.7% from the multi-year low in 2013. The weakness was also apparent in domestic equity fund flow activity. Following an improved start to the year, domestic equity funds continued to see outflows, totaling nearly $60 billion during 2014. On the positive side, during the fourth quarter we saw a surge in volatility as central bank policies from around the world began to diverge, creating movements in currencies and commodities that triggered volatility in equity prices and increased volumes. Such increased volumes contributed to the quarterly sequential and year-over-year increase in revenues from our U.S. Operations in the fourth quarter. In addition, the global Research, Sales and Trading product group continued to gain traction with a nearly 14% increase in revenues in 2014 over 2013.

        Reconciliations of adjusted net income in 2013 (together with related per share amounts) and adjusted expenses in 2013 to net income (together with related per share amounts) and expenses as determined in accordance with U.S. GAAP are included on pages 26-28 of our 2014 Annual Report.

        Our compensation program for our named executive officers is designed to link the executives' compensation as closely as possible with the Company's performance and thereby align the executives' interests with those of our stockholders. Consistent with this pay-for-performance philosophy, total direct compensation (meaning base salary and annual variable incentive compensation) for our named executive officers increased for the 2014 performance year in light of our second consecutive year of solid performance. Driven by a 32% increase in ROE year-over-year, together with management's efforts on the Company's strategic initiatives, the Compensation Committee determined that our named executive officers' variable compensation should be paid from an incentive pool funded at the 50th percentile of Market Compensation Data (defined on page 25 below) levels. The actual amounts paid to our named executive officers individually were based on the Compensation Committee's evaluation of Company performance as previously mentioned, including a corporate scorecard containing several key financial and non-financial objectives, in addition to various other factors such as individual performance assessments and compensation market data, in each case as more fully described below in Compensation Decision Factors and Compensation Determination—How and Why the Committee Determined our Named Executive Officers' Compensation for 2014.

COMPENSATION PHILOSOPHY

        Attracting and retaining exceptional individuals who share our vision, passion and values is essential to the success of our Company. By placing equal importance on skill set and mind set, we find and foster effective leaders who in turn seek to improve the Company's performance.

        Our executive compensation programs have four key objectives:

  •
  Maximize the long-term return to our stockholders;

  •
  Direct management to implement the Company's strategic goals and continuously improve Company performance over both the short- and long-term;

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  Align executive compensation levels with Company and individual performance; and

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  Provide a competitive performance-driven total compensation opportunity to attract and retain effective and motivated executives.

        To achieve these objectives, we have implemented an executive compensation program that is based on the following principal components of ongoing compensation:

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  Competitive total direct compensation opportunity (base salary and annual variable incentive compensation) to attract and retain key executives, aligned to their experience, responsibilities and performance;

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  Actual compensation levels linked directly to the Company's financial performance, achievement of business objectives and individual performance measured against established criteria aligned with stockholder interests; and

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  An incentive program that includes both current cash and deferred equity awards that is intended to align executive compensation with long-term stockholder interests.

COMPENSATION ELEMENTS

        Our executive compensation program is performance-based.    Our executive compensation program rewards our key executives for financial and business results that benefit our stockholders. The two principal elements of our compensation program are (1) base salary and (2) variable incentive compensation comprised of a mix of cash and performance-based and time-based long-term equity awards. In other words, our variable incentive compensation is typically delivered in three forms: (a) cash, (b) long-term performance-vesting restricted stock units and (c) long-term time-vesting restricted stock units. For the 2014 performance year, 60% of our variable incentive compensation awards to our named executive officers was delivered in restricted stock units. The size of the total variable incentive compensation awards received by our key executives, including our Chief Executive Officer and each other named executive officer, is tied to Company and individual performance results for the year.

        Our additional pay-for-performance commitment policy.    On June 1, 2011, the Compensation Committee adopted an additional policy reflecting the Company's commitment to pay for performance for the executive compensation program of our named executive officers (the "Pay-for-Performance Commitment Policy"). Under this policy, at least 50% of the equity-based compensation (based on the number of shares underlying the award) awarded annually to our named executive officers are performance-based awards that are earned or become exercisable on the achievement of Company performance targets. The performance criteria, goals and rationale are set at the time of grant. For the 2014 performance year, 50% of the equity-based compensation awarded to our named executive officers paid as part of our annual variable equity compensation awards was performance-based. Mr. Selway also received an additional equity grant in February 2015, in keeping with our philosophy to retain, motivate and reward the talent that we need to achieve growth and long-term success for our stockholders as further described below under Selway Special Equity Award Grant.

        Base salary.    The base salaries of the named executive officers for 2014, which are disclosed in the Summary Compensation Table below, are designed to attract and retain highly-talented, dedicated and results-oriented executives. We establish base salary levels for our executive officers, including our named executive officers, based on a number of factors including: the complexity and level of responsibility of the executive's position, an assessment of the executive's performance, historic salary practices, the desire to achieve a global compensation program with compensation processes that are consistent across geographic locations and competitive market data. We generally do not change base salaries for executive officers to reflect "merit." Salary levels are only adjusted for (1) significant changes in role or responsibility and/or (2) significant shifts in market rates of pay. Accordingly, in 2014, we adjusted the base salaries for each of Messrs. Boardman, Marrale and Selway, in each case to achieve a more appropriate mix of total compensation components and to better align each of their salaries with competitive market levels of base salaries for similarly-situated executives. The base salary amounts for Messrs. Boardman, Marrale and Selway that are included in the Summary Compensation Table below reflect these adjustments.

        Our 2014 variable incentive compensation program.    The other principal element of our compensation system is a variable incentive compensation program, the payment under which is primarily driven by Company performance. Specifically, for the 2014 performance year, the Compensation Committee continued to base its incentive compensation program for our Executive Committee, including all of our named executive officers, on the Company's ROE. The Compensation Committee used ROE as it measures both profitability and capital efficiency. Paying variable incentive compensation awards based upon ROE is meant to align our executives' interests with our stockholders, as well as foster a pay-for-performance culture.

        Under this program, the Compensation Committee, with assistance from McLagan, an Aon Hewitt company, its independent consultant ("McLagan"), established incentive pool payout ranges based on various ROE levels. The relationship between the incentive pool payout ranges and ROE was based on market compensation levels provided by McLagan. In other words, a higher ROE would generate a pool representing a greater market compensation percentile and vice versa. The Compensation Committee set what it believes to be challenging performance goals and the ROE levels set for the 2014 performance year were more challenging than the levels used for the 2013 performance year. Specifically, in order to pay out any variable compensation under the program for the 2014 performance year, the Company's ROE needed to exceed a minimum threshold of 7.5%, which was a 50% increase over the 5% minimum threshold applicable to the program for the 2013 performance year. In addition, the ROE levels required to achieve certain market compensation percentiles for the 2014 compensation were set at a higher number than the prior year. In addition to setting more challenging ROE levels, the Compensation Committee revised the variable incentive compensation ranges to provide for an incentive pool payout reaching the 75th percentile of the Market Compensation Data for achievement of a significant increase in ROE levels. These changes were made to challenge management, including the named executive officers, to drive performance beyond market averages and to better align our executive's interest with those of our stockholders.

        Once the incentive pool payout range is set, the Committee exercises its discretion to determine the specific amount of the incentive pool within that range payable to the senior executive team. In determining the incentive pool amount within the range and each of the named executive officer's variable incentive compensation amounts for the 2014 performance period, the Compensation Committee (i) heavily weighed the corporate scorecard containing several key financial and non-financial objectives and (ii) considered a variety of other factors, including individual performance assessments and compensation market data, in each case as more fully described below under Compensation Decision Factors and Compensation Determination—How and Why the Committee Determined our Named Executive Officers' Compensation for 2014. The Committee does not exclusively rely on any one of these factors in making its determination. As mentioned above, driven by the 32% year-over-year increase in ROE for 2014, which was slightly above the targeted performance level under our incentive pool structure, together with management's efforts on the Company's strategic initiatives, the variable incentive compensation payout within the incentive pool was at the 50th percentile of Market Compensation Data levels.

        Each variable incentive compensation award for the 2014 performance year was paid in the form of cash (which is disclosed in the Summary Compensation Table) and an equity incentive under our Variable Compensation Stock Unit Award Program (the "Variable Stock Compensation Program"), which is a subplan under our 2007 Omnibus Equity Compensation Plan, as further described below. Specifically, the Compensation Committee awarded 60% of our variable incentive compensation award in restricted stock units, and 40% in cash. We believe that this mix of cash and equity awards appropriately balances the Company's short- and long-term performance objectives for the named executive officers, thus promoting short- and long-term stockholder value creation. Consistent with historical Company practice, variable incentive compensation awards are made in the fiscal year following the performance year when earned (i.e., amounts earned in 2014 were paid out (cash portion) and issued (restricted stock units portion) during the first quarter of 2015).

        While the Committee considered the Company's ROE, the corporate scorecard and other relevant factors described above to determine the actual amount and mix of variable incentive compensation to award Messrs. Gasser, Marrale and Selway for the 2014 performance year, all of such compensation was earned under our Pay-for-Performance Incentive Plan, which is a stockholder-approved umbrella plan intended to preserve our tax deduction for compensation paid to our named executive officers who are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). At the beginning of 2014, the Compensation Committee set the maximum amount that Messrs. Gasser, Marrale and Selway could earn under the Pay-For-Performance Incentive Plan for the 2014 performance year at 9%, 4% and 4%, respectively, of the Company's pre-tax income (as adjusted to exclude non-operating or one-time items such as restructuring charges and asset impairments in accordance with the Company's historical practices). Since the variable incentive compensation amounts that the Compensation Committee decided to pay were less than the maximum amounts set under our Pay-for-Performance Incentive Plan, the Committee effectively exercised negative discretion to pay the lower variable incentive compensation amounts rather than the maximum variable incentive compensation amounts payable under the plan. Similarly, the Committee set the maximum amount that Mr. Gasser could earn under the Pay-For-Performance Incentive Plan for the 2013 performance year at 7% of the Company's adjusted pre-tax income (for Mr. Gasser only, since Messrs. Marrale and Selway were not named executive officers for the 2013 performance year). The higher percentage of the Company's pre-tax income for 2014 resulted from the fact that the number of executive officers subject to the Pay-for-Performance Incentive Plan for the 2014 performance year was five as opposed to six for the 2013 performance year. The variable incentive compensation award granted to Mr. Gasser in February 2014 for the 2013 performance year (which includes the restricted stock units shown in the Stock Awards column of the Summary Compensation Table and in the Grants of Plan-Based Awards Table) were less than the maximum amount as described in further detail in last year's proxy statement.

        Description of our Variable Stock Compensation Program Awards.    The purpose of the Variable Stock Compensation Program is to provide an incentive to select members of senior management and key employees to increase the success of the Company by granting restricted stock units for a portion of the variable incentive compensation. The stock units represent an equity interest in the Company to be earned on a long-term, tax-deferred basis.

        In general, under the Variable Stock Compensation Program, each eligible participant (including, in respect of the 2014 performance year, all of the named executive officers) is granted a number of basic stock units on the date the year-end cash variable incentive compensation is paid to the participant (that is, in early 2014 for the 2013 performance year and in early 2015 for the 2014 performance year) equal to (i) the amount by which the participant's variable compensation is awarded in equity as determined by the Compensation Committee, divided by (ii) the closing price per share of the Company's common stock on the NYSE on the grant date. For certain types of awards, as further described below, each participant is also granted an additional number of matching stock units on the date of grant equal to 10% of the number of basic stock units (the "10% match") granted as compensation for the mandatory deferral of such variable compensation across a three-year or four-year period depending on the type of equity awarded.

        Variable Compensation Equity Awards for the 2014 performance year.    In determining the amount of variable incentive compensation to be paid in equity for the 2014 performance year, the Compensation Committee considered market data compensation ranges and decided to maintain the equity portion of variable incentive compensation at 60% for all of the named executive officers to continue to strongly align executive compensation with long-term stockholder value creation. Applying our Pay-for-Performance Commitment Policy described above, the equity incentive awards were then split such that each named executive officer received (i) half of his award as basic units subject to time-based vesting terms described below ("Time-based Restricted Stock Unit Awards") and (ii) the remaining half as basic units that vest subject to the achievement of pre-determined ROE levels (the "ROE-based Restricted Stock Unit Awards"). The specific amounts of these awards are set forth in the supplemental table below. In addition, pursuant to the terms of the Variable Stock Compensation Program, each of the Time-based Restricted Stock Unit Awards were accompanied by a 10% match. For the Time-based Restricted Stock Unit Awards:

  •
  basic stock units vest in equal installments on each of the first, second and third anniversaries of the date of grant and

  •
  matching stock units vest 100% on the third anniversary of the date of grant,

in each case if the participant remains continuously employed by the Company through, and is in good standing on, each applicable vesting date.

        For the ROE-based Restricted Stock Unit Awards, the number of basic stock units subject to such performance-based restricted stock unit awards was determined by dividing (i) the dollar value of the portion of the executive's variable incentive compensation paid in performance-based restricted stock units, by (ii) the fair market value of a share of the Company's common stock on the grant date (the "Target Award"). One-third of the basic stock units vest on each of the first, second and third anniversaries of the date of grant based upon the level of the Company's ROE achieved for each of the three fiscal years, respectively, that ends immediately prior to the applicable vesting date (such three-year period, the "Performance Period"). In addition to the performance criteria being achieved, the participant must remain continuously employed by the Company through, and be in good standing on, each applicable vesting date. The number of basic stock units reflected in the Target Award is the number of basic stock units that may be earned and vest over the entire Performance Period if target ROE ("Target ROE") is achieved at 100% in each of the three fiscal years in the Performance Period. For the ROE-based Restricted Stock Unit Awards granted for the 2014 performance year, the Committee set the Target ROE at 12.0% which represents the ROE for the 2014 fiscal and performance year. The number of stock units actually earned pursuant to the award may increase or decrease, as compared to the Target Award as follows:

ROE PERFORMANCE SCHEDULE

ROE Performance Level		Payout Level
Below Threshold	less than 50% of Target ROE	0%
Threshold	50% of Target ROE	50% of basic stock units available to vest on applicable date
Target	100% of Target ROE	100% of basic stock units available to vest on applicable date
Maximum	150% or more of Target ROE	150% of basic stock units available to vest on applicable date

        If actual ROE performance for any fiscal year is between ROE performance levels, the number of stock units that may vest on the applicable vesting date will be interpolated on a straight-line basis for pro-rata achievement. In addition, and for the avoidance of doubt, failure to achieve the threshold performance level with respect to the ROE-based Restricted Stock Unit Awards will result in such awards being forfeited. The Committee structured these awards in this manner to incentivize management to improve upon the results achieved in 2014.

        Once vested, both the basic and matching stock units, as applicable, related to the Time-based Restricted Stock Unit Awards and the ROE-based Restricted Stock Unit Awards will be settled in shares of our common stock within 30 days after each applicable vesting date.

        As described below, the performance-based restricted stock units that were granted for the 2013 performance year vested based upon the Company's stock price. The Compensation Committee changed the performance criteria for the performance-based restricted stock units granted in respect of the 2014 performance year because the Committee believes that management's performance more directly impacts ROE and ROE-based awards therefore provide a more appropriate incentive for the executives to perform at a superior level, achieve our long-term objectives and further reinforce the link between the executive's interests and the interests of our stockholders. In addition, by setting a threshold under which the awards are forfeited, such awards provide an effective "clawback" for the Company's failure to achieve future ROE targets. Moreover, unlike the performance-based awards granted to the executives in prior years, the new ROE-based Restricted Stock Unit Awards were not accompanied by any additional match because of the additional incentive provided by the above-Target ROE payout level.

        Variable Compensation Equity Awards for the 2013 performance year.    Equity awards for the 2013 performance year, which are set forth in the Summary Compensation Table and Grants of Plan-based Award Table, were granted in early 2014. As described in last year's proxy, in determining the amount of variable incentive compensation to be paid in equity for the 2013 performance year, the Compensation Committee applied the same methodology as described above for the 2014 performance year. In other words, the Compensation Committee considered market data compensation ranges and split variable incentive compensation such that each of the named executive officers received 60% of his variable compensation as equity awards, with the remaining portion paid in cash. Similarly, applying our Pay-for-Performance Commitment Policy described above, the equity incentive awards were then split such that each named executive officer received (i) half of his award as Time-based Restricted Stock Unit Awards as described above and (ii) the remaining half as basic units (accompanied by a 10% match) subject to an extended vesting period and additional performance criteria (the "Market-based Restricted Stock Unit Awards").

        For the Market-based Restricted Stock Unit Awards,

  •
  basic stock units vest in equal installments on each of the second, third and fourth anniversaries of the date of grant so long as the executive is employed on the vesting date and the 90-day average of the Company's common stock price preceding each of the vesting dates is greater than the 90-day average of the Company's common stock price preceding the grant date and

  •
  matching stock units vest 100% on the fourth anniversary of the date of grant so long as the executive is employed on the vesting date and the 90-day average of the Company's common stock price preceding such fourth anniversary is greater than the 90-day average of the Company's common stock price preceding the grant date.

If the stock price performance metric is not met on any given vesting date, the stock units that were eligible to vest on such vesting date are forfeited. Once vested, both the basic and matching stock units related to the Time-based Restricted Stock Unit Awards and the Market-based Restricted Stock Unit Awards will be settled in shares of our common stock within 30 days after each applicable vesting date.

        Selway Special Equity Award Grant.    The Compensation Committee may also determine, in its sole discretion, to award stock units to any participant at such times and subject to such terms and conditions as the Compensation Committee deems appropriate under the Company's Equity Plan or any of its subplans. The Compensation Committee exercised this discretion with respect to Mr. Selway. On February 3, 2015, the Compensation Committee approved a special equity award for Mr. Selway in light of Mr. Selway's expansive role not only in our core equity business but in our strategic efforts to expand our model across asset classes. Specifically, Mr. Selway was awarded an additional 9,175 restricted stock units (representing a grant date face value of $200,000) under the Company's Equity Plan, all of which will cliff vest on the third anniversary of the grant date so long as Mr. Selway remains continuously employed by the Company through such vesting date (the "Selway Special Equity

Award"). This award was not part of the variable incentive compensation program for 2014 performance as described above and was intended as an extraordinary award in keeping with our philosophy to retain, motivate and reward the talent needed to achieve growth and long-term success for our stockholders.

        Variable Incentive Compensation Paid to NEOs for 2014 Performance.    The discussion of our equity program above is relevant to understanding the Committee's compensation decisions in respect of both the 2014 performance year as well as the 2013 performance year. The Securities and Exchange Commission's ("SEC") compensation disclosure rules currently require disclosure of the grant date value of equity awards granted during the last year (2014 in this case). Accordingly, the numbers shown in the Summary Compensation Table and Grants of Plan-Based Awards Table show the equity awards granted during the 2014 calendar year in respect of our 2013 performance year (instead of the equity awards for our 2014 performance year). In light of the SEC's current compensation disclosure rules, we have provided the following supplemental table which sets forth the variable incentive compensation awards granted to our named executive officers by the Compensation Committee in February 2015 for the 2014 performance year:

Name	Cash ($)	Grant Date Face Value of Time-based Restricted Stock Unit Awards (Basic Units) ($)(1)(2)(3)	Grant Date Face Value of ROE-based Restricted Stock Unit Awards (Basic Units) ($)(1)(2)	Grant Date Face Value of Selway Special Equity Award ($)(1)(2)	Total Variable Incentive Compensation Earned for 2014 ($)
Robert C. Gasser	1,540,000	1,155,000	1,155,000	N/A	3,850,000
Steven R. Vigliotti	520,000	390,000	390,000	N/A	1,300,000
Robert J. Boardman(4)	659,060	457,945	457,945	N/A	1,574,950
Michael V. Marrale	540,000	405,000	405,000	N/A	1,350,000
James P. Selway III	440,000	330,000	330,000	200,000	1,100,000

(1)
The amounts shown in these columns represent the aggregate grant date face value of the Time-based Restricted Stock Unit Awards, ROE-based Restricted Stock Unit Awards and Selway Special Equity Award based on the closing price of our common stock on the grant date, which amount was used to determine the number of shares subject to such awards pursuant to the terms of the Variable Stock Compensation Program or Equity Plan, as applicable. As such, in fulfillment of the additional Pay-for-Performance Commitment Policy we adopted on June 1, 2011, each of the named executive officers received 50% of his equity-based compensation paid as part of our annual variable equity compensation awards for the 2014 performance year (based on the number of shares subject to these awards) as ROE-based Restricted Stock Unit Awards, subject to the additional performance criteria as described above. Mr. Selway, in light of his expansive role not only in our core equity business but in our strategic efforts to expand our model across asset classes as further described above under Selway Special Equity Award Grant, also received an additional equity grant.

(2)
These amounts shown also represent the aggregate grant date fair value of the Time-based Restricted Stock Unit Awards, ROE-based Restricted Stock Unit Awards and Selway Special Equity Award as determined pursuant to the Financial Accounting Standards Board ("FASB") ASC Topic 718, which, pursuant to the SEC's current compensation disclosure rules, will be the amounts set forth in next year's Summary Compensation Table. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2014 Annual Report, which are incorporated herein by reference.

(3)
Pursuant to the terms of the Variable Stock Compensation Program, such Time-based Restricted Stock Unit Awards are accompanied by the 10% match which is subject to the extended vesting period previously described. Specifically, the grant date face value of these matching units of the Time-based Restricted Stock Unit Awards for Messrs. Gasser, Vigliotti, Boardman, Marrale and Selway was $115,500, $39,000, $49,430, $40,500 and $33,000, respectively.

(4)
Mr. Boardman's cash variable incentive compensation award was converted from GBP to USD at the following exchange rate: 0.6069 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2014 fiscal year. Mr. Boardman's Time-based Restricted Stock Unit Award (both basic and matching units) and ROE-based Restricted Stock Unit Award (basic units) were converted from GBP to USD at the following exchange rate: 0.6551 GBP:1 USD, which exchange rate represents the exchange rate on the grant date.

        Legacy Equity Awards.    Certain equity awards disclosed in the Options Exercised and Stock Vested Table and the Outstanding Equity Awards Table were granted several years ago and are further described in either the narrative or footnotes following such tables.

        Stock Ownership Guidelines.    Effective January 1, 2011, the Compensation Committee replaced our share retention program with new executive stock ownership guidelines. The guidelines require that each member of the Executive Committee own significant amounts of ITG stock based on the following multiples of annual base salary:

  •
  the Chief Executive Officer: a multiple of five times base salary;

  •
  each line-of-business executive: a multiple of three times base salary; and

  •
  each staff executive (including the Chief Financial Officer): a multiple of two times base salary.

        On the date that the executive satisfies the required multiple of base salary based on the closing price of the Company's common stock on such date, the number of shares required to be held by the executive to comply with these guidelines is fixed based on such closing price. This fixed-share approach was taken so that an executive would not fall in and out of compliance due to fluctuations in our stock price. Each executive has five years from January 1, 2011 or the date of hire or promotion, whichever is later, to achieve his ownership guideline. Executives not in compliance with the guidelines are generally required to retain at least 50% of the after-tax value received from the vesting of restricted stock (or stock unit) awards until the applicable ownership guidelines (as set forth above) are met. The Compensation Committee monitors compliance with these stock ownership guidelines on an ongoing basis. With limited exception, shares that are deemed "owned" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are counted towards satisfaction of these guidelines.

        These guidelines are intended to align further the interests of senior management with the interests of stockholders and lessen any incentive for management to seek unsustainable short-term increases in our stock price.

        As of December 31, 2014, each member of the Executive Committee was either in compliance with, or on target to meet, his ownership guideline.

        Anti-Hedging Policy.    Our employees and non-employee directors are prohibited from short-selling ITG stock, engaging in options transactions in the market where the underlying security is an ITG security or engaging in hedging or monetization transactions that have the purpose or effect of limiting the employee's ability to profit from an increase in the market price of ITG securities or providing to the employee an opportunity to profit from a decrease in the market price of ITG securities. These prohibitions further ensure that employees share in the risks and rewards of the ownership of our stock.

        Clawbacks.    On February 5, 2014, we adopted a compensation recoupment, or "clawback" policy. The policy extends the requirements of Section 304 of The Sarbanes-Oxley Act of 2002 currently applicable to public company chief executive officers and chief financial officers to the Company's entire Executive Committee. Specifically, it provides that if the Company must file an accounting restatement because of material noncompliance with financial reporting requirements ("Restatement") as a result of misconduct, the Compensation Committee may require members of the Executive Committee to disgorge bonuses, equity-based incentive compensation, and profits on sales of company stock (collectively "Incentive Awards") granted as compensation for the 2014 or later performance years and that they received within the 12-month period following the public release of the original incorrect financial statements. The Compensation Committee also has discretion to cancel any unvested portions of outstanding equity awards of any Executive Committee member following a Restatement that does not involve misconduct. In order for any given Incentive Award to be recouped under the policy, the circumstances triggering the Restatement must be discovered within three (3) years after the date the Incentive Award was made.

        In addition, on February 5, 2014, the Compensation Committee revised the Company's Equity Plan, and related subplans and award agreements, to give the Committee the discretion to cancel any unvested portions of outstanding equity awards granted after March 1, 2014 and held by any Company employee, including Executive Committee members, in the event that such employee materially violates the terms of the Company's Code of Business Conduct and Ethics.

        Executive Perquisites.    It is our policy not to provide executive perquisites and special benefits unless they are reasonable and business-related. For 2014, perquisites for each named executive officer totaled less than the disclosure threshold of $10,000.

        Retirement Benefits.    Our named executive officers, other than Mr. Boardman, are eligible to participate in our tax-qualified Retirement Savings Plans on the same basis as all other U.S.-based full-time employees. Mr. Boardman participates in ITG Europe's Retirement Savings Plan on the same basis as all other employees of such affiliate. We do not maintain any supplemental executive retirement plans.

        Severance and Change-in-Control Agreements.    The Company maintains change-in-control agreements for all named executive officers. Mr. Gasser is eligible for change-in-control benefits pursuant to the terms of his employment agreement described below. All other named executive officers are eligible for change-in-control-related severance benefits that were approved by the Compensation Committee after extensive discussion and competitive research. They are designed to achieve the following objectives:

  •
  Promote senior management stability;

  •
  Retain key executives whose continued employment might be vulnerable following a change in control; and

  •
  Reflect competitive practices in the industry.

        The Compensation Committee believes that these agreements address the important stockholder objective of retaining an effective and motivated executive team in the event of a change in control.

        The agreements (which are described in greater detail below under Executive Compensation—Severance and Change-in-Control Arrangements) were intended by the Compensation Committee to provide reasonable benefits that reflect industry practices and include the following:

  •
  Severance payments require termination, either (i) involuntary not-for-cause (and not as a result of death or disability) or voluntary with good reason as defined, within 18 months following a change in control, or (ii) involuntarily not-for-cause (and not as a result of death or disability) within six months prior to a change in control, provided that the termination is determined to be in connection with the change in control;

  •
  Severance benefits equal to one or two times (depending on the executive's length of service on the Executive Committee) the sum of annual base salary plus average variable incentive compensation (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program) over the prior three years;

  •
  Terminated individuals also receive a prorated portion of variable incentive compensation (based on the average variable incentive compensation (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program) over the prior three years) for the year of termination and health and welfare benefits for up to one or two years (depending on the executive's length of service on the Executive Committee) following the date of termination;

  •
  If the change-in-control benefits would cause the executive to be subject to the golden parachute excise taxes, then the benefits are reduced to the highest level that does not trigger the excise tax unless the value after the executive pays all taxes is greater (in which case no reduction is made); and

  •
  Under no circumstances do we provide any tax-related payments such as excise tax gross-ups.

        In addition, under each of the named executive officer's equity award agreements, all unvested equity awards vest immediately upon a change in control, with performance-based awards vesting at the greater of the actual performance level achieved as of the date of the change in control or the 100% level.

        ITG has no plans or agreements in place for named executive officers regarding executive severance benefits upon a termination that is unrelated to a change in control, with the exception of the one described below for Mr. Gasser in the Employment Arrangements and Severance and Change-in-Control Arrangements sections. In the event of the termination of a named executive officer not covered by an employment arrangement, severance benefits (if any) are negotiated as deemed necessary or advisable by the Compensation Committee.

        Employment Arrangements.    On September 15, 2006, Mr. Gasser entered into an employment agreement, which was later amended on August 6, 2008 and April 20, 2010. Other than the provisions related to severance outside of a change in control (which are described below under Severance and Change-in-Control Arrangements), the elements of, and the factors used by the Compensation Committee in determining, Mr. Gasser's compensation are generally consistent with the compensation structure in place for our other key executives. Mr. Gasser's severance benefits outside of a change in control were set as a result of arms'-length negotiations between Mr. Gasser and the Company.

COMPENSATION DECISION FACTORS AND COMPENSATION DETERMINATION—HOW AND WHY THE COMMITTEE DETERMINED OUR NAMED EXECUTIVE OFFICERS' COMPENSATION FOR 2014

        In determining total compensation amounts, including the mix of base salary and variable incentive compensation (whether in the form of cash or equity), the Compensation Committee (i) evaluates the corporate scorecard containing several key financial and non-financial objectives, (ii) completes a performance assessment for each named executive officer, (iii) reviews Market Compensation Data and (iv) reviews other factors such as aggregate variable compensation costs, internal pay equity and prior years' compensation, in each case, as further described below.

        The corporate scorecard.    In 2014, the Compensation Committee worked with McLagan and in consultation with management to review and revise the previously-established corporate scorecard (1) containing several key financial and non-financial product and strategic objectives for the Company and (2) comparing the Company's financial performance relative to its peer group. The Compensation Committee decided that, for 2014, the objectives should, like those set in prior years, continue to be aggressive, focus on establishing specific metrics tied to business initiatives and balance both short-term and long-term objectives. As a result, the Committee adopted a scorecard with the following objectives:

(a) delivering stockholder value by achieving various financial targets, including those related to ROE, revenues, pre-tax margins, and earnings (both on an international and consolidated basis), (b) achieving specific financial targets related to various businesses including initiatives related to the expansion of our business across asset classes and client constituencies, (c) executing on our product and strategic initiatives and (d) retaining and engaging key employees. The metrics selected to assess the Company's financial performance relative to its peer group, on both an absolute and year-over-year basis, include:

  •
  total revenues

  •
  pre-tax net income and net income

  •
  earnings per share

  •
  ROE and

  •
  total stockholder return on both a one-year and three-year basis.

        These objectives and metrics were selected because the Compensation Committee believes that such measures demonstrate the overall operating performance of the Company and are widely recognized as industry benchmarks that translate into increased stockholder value.

        The Compensation Committee reviewed the scorecard for purposes of determining the compensation level for the 2014 performance year within the ROE-based incentive pool payout range described above. Placing significant emphasis on the achievement level of the various objectives and metrics collectively, the Committee used its judgment in determining the appropriate level of compensation. The Compensation Committee did not quantify, rank or assign relative weight to various objectives or metrics included on the corporate scorecard, but instead evaluated the level of achievement of the measures as a whole. As further described in the Executive Summary above and our 2014 Annual Report, our profitability and ROE continued to improve in 2014, and our 2014 results reflect the benefits of the targeted investments we have made in our international capabilities and the enhanced operating efficiency we have established through a focus on the profitability of our products and services. In addition, we exceeded each of our financial targets in the corporate scorecard related to ROE, pre-tax margins and earnings per share set for the 2014 performance year. However, the Committee believes that there was additional room for growth with respect to the achievement of the metrics related to strategic deliverables, including the financial targets. As compared to the peer group, the Company's overall average financial performance, taking into account the metrics described above, was just above the 50th percentile rank.

        As a result, total direct compensation for 2014 to the named executive officers, in the aggregate, increased year-over-year, falling within the 50th percentile of Market Compensation Data. This year-over-year increase is reflective of our commitment to award market-level compensation for the achievement of the level of ROE and other performance metrics described above and the fact that the Company's performance improved for a second year in a row. This was in contrast to the significant 2012-over-2011 decrease causing named executive officer total direct compensation, in the aggregate, to fall well below the 25th percentile of market compensation levels provided by McLagan. The Committee's decisions related to the 2012-2014 performance years evidence its commitment and underlying philosophy to align compensation to the achievement of Company performance measures.

        Performance assessment.    At the beginning of each year, our Board of Directors approves performance measures and objectives for the Company and our Chief Executive Officer, and our Chief Executive Officer approves the performance measures and objectives for each of his direct reports (including each named executive officer). In determining the actual compensation paid to each named executive officer, the Compensation Committee completes a final annual performance assessment for our Chief Executive Officer and reviews with the Chief Executive Officer his assessment of each named executive officer annually starting in December of the relevant performance year through January of the following year. While the Chief Executive Officer's evaluation carries significant weight, the

Compensation Committee reaches its own independent viewpoint on each named executive officer's performance and makes its compensation decisions accordingly.

        Factors used by the Compensation Committee in assessing the performance of our Chief Executive Officer.    The Committee uses a detailed assessment in evaluating the performance of our Chief Executive Officer. Among other factors, this assessment covers key financial and business accomplishments for 2014. The assessment also includes our progress in: improving key financial and business metrics; implementing strategic initiatives; investments in technology and new business initiatives; and improving the strength of our control and operating environments. The Committee also considers our Chief Executive Officer's leadership achievements in areas such as workforce engagement and talent management.

        The Compensation Committee believes that Mr. Gasser performed well in 2014 by (1) improving ROE from 9.1% to 12.0% year-over-year, (2) continuing to successfully execute on our strategy to improve performance through targeted investments in our international capabilities, (3) enhancing operational efficiency through a focus on the profitability of our products and services in each region and (4) taking steps to continue to expand our business across different asset classes and client constituencies, including the July 2014 acquisition of RFQ-hub, a Paris-based request-for-quote technology platform for global listed and over-the-counter financial instruments. In light of these positive aspects of Mr. Gasser's performance for 2014, the Company's financial results in 2014, and the fact that the 2014 performance year was the second consecutive year of solid Company performance, the Committee chose to pay Mr. Gasser between the 50th and 75th percentile of Market Compensation Data, which represented a 23% increase over his total compensation for the 2013 performance year. This increase was consistent with our historical practice and pay-for-performance policy of paying our CEO a level of compensation commensurate with Company performance, thereby demonstrating the strong link between Company performance and compensation.

        Factors used by the Compensation Committee in assessing the performance of the other named executive officers.    Just as the Committee assesses the performance of our Chief Executive Officer, our Chief Executive Officer assesses the performance of each other named executive officer. Mr. Gasser evaluated the performance of each named executive officer on many of the same factors we described for the Chief Executive Officer because these factors are important to the Company's short-term and long-term objectives and reflect the functions over which the executives have responsibility. Such factors include, among others: contribution to the achievement of Company financial performance, such as ROE, pre-tax income and revenue; regional and product group profitability, as applicable; improvement in business metrics such as client growth and retention; achievement of business objectives; impact on the implementation of strategic initiatives; the development of new products and solutions for our clients; improvement in controls and efficiencies in our operating environment; and achievement in leadership in areas such as workforce engagement and talent management. Mr. Gasser discussed his evaluation of the performance of each named executive officer with the Committee. The Committee questioned and discussed each named executive officer's performance with Mr. Gasser. As a result of this performance assessment, each of the named executive officer's overall pay was directly correlated to his impact on the 2014 business results achieved in his region or product group, as applicable. More specifically, the Committee believed the named executive officers performed well in 2014 and noted the following as key contributions: (a) Mr. Vigliotti's impact on enhancing the operating leverage in our business model, (b) Mr. Boardman's leadership role in the success of our European Operations including the fact that (i) our European commission and fees grew by 43% compared to 2013, far outpacing the 16% growth in market-wide trading activity in the region and (ii) our strong revenue growth together with our continued efforts to manage costs led to an 88% increase in pre-tax income in comparison to 2013, (c) with respect to Mr. Marrale, the year-over-year 14% growth in revenues for the global Research, Sales and Trading product group and (d) as described in the Executive Summary above, year-over-year revenue growth achieved by our global Electronic Brokerage product group with respect to Mr. Selway.

        No one factor, by itself, determines the Compensation Committee's assessment of a named executive officer's performance and the Committee considers many different factors in assessing the performance of each named executive officer. The Compensation Committee does not use a rigid set of rules for determining the relative importance of these factors. The Compensation Committee emphasizes and weighs performance factors differently for each named executive officer based on its view of such factors. However, the aggregate amount paid is closely tied to the Company's overall financial performance.

        Market data review.    McLagan provided compensation market data to the Compensation Committee for each named executive officer's position. The sources of the market data included the then-current survey data for comparable industry positions and proxy disclosures by companies included in our peer group noted below ("Market Compensation Data"). McLagan used survey data that is appropriate to the executive officer's position and responsibility and consistent with ITG's size, type and mix of businesses and the sectors in which we compete for executive talent. To help in analyzing the market data, McLagan established a total direct compensation market range for each named executive officer position.

        The market ranges helped the Compensation Committee in assessing the competitive placement relative to market range of our named executive officers' total direct compensation for 2014. Such assessment considered the scope, complexity and responsibility of the executive's position in relation to positions in the data sources. The Compensation Committee exercised its judgment in interpreting the market ranges provided by McLagan. A named executive officer's actual positioning relative to that market range is a result of the Compensation Committee's assessment of the corporate scorecard, in addition to the Company and individual performance factors, we describe above. The Market Compensation Data and ranges provide only a reference point for the Compensation Committee. As with all of the compensation decision factors in this section, the market data and ranges do not, by themselves, directly determine a named executive officer's total direct compensation. Depending upon Company, business and individual performance results, a named executive officer's total direct compensation may be within, below or above the market range for that position. As a result of the Company's solid 2014 performance results, the objectives achieved in the corporate scorecard and the individual performance assessments, the Committee awarded, in the aggregate, total direct compensation to the named executive officers for 2014 that was in the 50th percentile of the Market Compensation Data.

        Our peer group.    The Compensation Committee periodically reviews the composition of our peer group to ensure that it is using the most appropriate peers among those available in the market. At its June 2014 meeting, the Committee revisited the peer group it had been using for the prior year because (a) of the reduced size of the peer group in recent years due to bankruptcy and the acquisition of certain companies and (b) of the eight companies that remained, the companies, at the median, were much larger in size than ITG, including in terms of revenues, market capitalization and pre-tax net income. The peer group was reviewed pursuant to a methodology provided by McLagan. In selecting the companies for our peer group, the Compensation Committee considered the following factors, among others: business focus with an emphasis on financial technology; industry; size; capital structure; whether the company competes against us for executive talent; compensation philosophy; and financial performance. The selection of actual peers was drawn from our financial technology industry segment, with comparable businesses activities, and firm size, which includes multiple measures such as revenue, number of employees, market capitalization and pre-tax net income. As a result of this analysis, the peer group of twelve companies used for 2014 compensation purposes was as follows:

  Advent Software, Inc.
  BGC Partners, Inc.

  CBOE Holdings, Inc.
  Cowen Group, Inc.
  FBR & Co.
  GAIN Capital Holdings, Inc.
  GFI Group Inc.
  JMP Group Inc.
  KCG Holdings, Inc.
  MarketAxess Holdings, Inc.
  Piper Jaffray Companies
  TMX Group Limited

        Although no single company included in the peer group is exactly comparable to ITG in every respect, the Compensation Committee uses the peer group to validate the range of competitive pay and to assess the relative performance of the Company. With McLagan's help, the Compensation Committee will continue to review the composition of the peer group, as appropriate, and may make changes to it in the future in response to such factors as changes in the mix of the Company's business segments or major changes in the capital structure, business makeup or financial viability of a peer company.

        Other Factors Considered.    In addition to the corporate scorecard, the performance assessment considered by the Compensation Committee in setting compensation levels and compensation market data, the Compensation Committee considers such additional factors as:

  •
  Aggregate cost of variable incentive compensation: the Compensation Committee compares the proposed cost of the aggregate variable incentive compensation pool for the Executive Committee to the prior years' cost.

  •
  Internal pay equity: the Compensation Committee compares the differences in total compensation from one executive to the other in order to assess internal equity.

  •
  The executive's prior years' compensation: the Compensation Committee compares proposed compensation with actual prior years' compensation to ensure that any increases in compensation are the result of improved performance.

IMPACT OF REGULATORY REQUIREMENTS

        In making executive compensation decisions, the Compensation Committee is mindful of the impact of regulatory requirements on those decisions. In particular, regulatory requirements affect the Compensation Committee's decisions in the following ways:

  •
  Internal Revenue Code Section 162(m) ("Section 162(m)"):  Section 162(m) of the Internal Revenue Code can potentially disallow a federal income tax deduction to us for compensation over $1 million paid to our Chief Executive Officer and our other most highly-compensated named executive officers who are subject to Section 162(m). One exception to Section 162(m)'s disallowance of a federal income tax deduction for compensation over $1 million applies to "performance-based compensation" paid pursuant to a stockholder-approved plan.

    The Company believes that tax deductibility of compensation is an important factor, but not the sole or primary factor, in setting executive compensation policy or in rewarding superior executive performance. Accordingly, although the Company generally intends to consider whether to structure grants to meet the exception under Section 162(m) for qualified performance-based compensation, thus avoiding the potential loss of a tax deduction due to the $1 million limitation on deductibility under Section 162(m), it may pay amounts that are not deductible in such circumstances as it determines appropriate. In establishing our cash and equity variable incentive compensation awards, the Company considered the tax treatment of the awards but determined the awards primarily by their effectiveness in providing maximum alignment with the Company's key strategic objectives identified above.

  •
  Internal Revenue Code Section 409A ("Section 409A"):  The Compensation Committee intends all programs to be designed so that they are not considered deferred compensation under the Section 409A definitions, or they comply with the deferred compensation rules in Section 409A.

  •
  Accounting Treatment:  In determining variable incentive compensation, including equity awards granted as part of 2014 compensation, the Compensation Committee considered the potential expense of those awards and the impact on earnings per share. The Compensation Committee concluded that the associated expense and earnings per share impact were appropriate, given competitive compensation practices in the industry, our performance and the motivational and retention effect of the awards.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Steven S. Wood, Chair
Minder Cheng
Kevin J.P. O'Hara
Maureen O'Hara

Executive Compensation

Summary Compensation Table

        The following table sets forth the compensation for 2012, 2013 and 2014 of our named executive officers (except for Messrs. Marrale and Selway who were not named executive officers in 2012 and 2013).

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Robert C. Gasser	2014	750,000	—	1,524,215	—	1,540,000	—	3,814,215
President and Chief	2013	750,000	—	725,734	—	1,200,000	—	2,675,734
Executive Officer	2012	750,000	250,000	1,236,653	—	—	—	2,236,653
Steven R. Vigliotti	2014	500,000	520,000	508,077	—	—	5,200	1,533,277
Managing Director and Chief	2013	500,000	400,000	246,753	—	—	5,100	1,151,853
Financial Officer	2012	500,000	170,000	412,228	—	—	5,000	1,087,228
Robert J. Boardman	2014	494,295	659,060	610,914	—	—	28,078	1,792,347
Managing Director and Chief Executive	2013	430,218	453,684	245,073	—	—	34,257	1,163,232
Officer of ITG's European Operations(4)	2012	435,884	175,305	340,985	—	—	26,783	978,957
Michael V. Marrale	2014	350,000	—	508,077	—	540,000	5,200	1,403,277
Managing Director and Head of	2013	—	—	—	—	—	—	—
U.S. Research, Sales and Trading	2012	—	—	—	—	—	—	—
Jamie P. Selway III,	2014	400,000	—	558,885	—	440,000	5,200	1,404,085
Managing Director and Head of U.S.	2013	—	—	—	—	—	—	—
Electronic Brokerage	2012	—	—	—	—	—	—	—

(1)
The amounts shown in column (e) represent the aggregate grant date fair value of the restricted stock unit awards granted to each of the named executive officers during each year, as determined pursuant to FASB ASC Topic 718. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2014 Annual Report, which are incorporated herein by reference. See the narrative discussion and footnotes following the Grants of Plan-Based Awards Table for more information about awards granted in 2014.

(2)
As discussed in the Compensation Discussion and Analysis above, the Compensation Committee takes into account performance and other factors in making a determination of these award amounts. In addition, the awards set forth under column (g) were paid under our Pay-for-Performance Incentive Plan.

(3)
The amounts shown in column (h) represent Company contributions to defined contribution plans.

Specifically, for Messrs. Vigliotti, Marrale and Selway, under our Retirement Savings Plan, we match 50% of employee contributions up to a contribution cap of 4% of the employee's eligible compensation per year as defined in the Plan and we may make a discretionary profit sharing contribution that can vary from 0-8% of the employee's eligible compensation per year. For 2014, the Company did not make a discretionary profit sharing contribution.

For Mr. Boardman, the amount shown represents the Company's retirement contribution pursuant to the ITG Europe Retirement Savings Plan. Specifically, this amount consists of the following Company contributions: (1) 10% of the participant's salary up to a maximum salary of £150,000 and (2) a 7% match on any elective employee pre-tax contributions.

(4)
Mr. Boardman's base salary, bonus and all other compensation amounts were converted from GBP to USD at the following exchange rate: 0.6069 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2014 fiscal year.

Grants of Plan-Based Awards Table

        The table set forth below lists each grant or award made in 2014 to any of the named executive officers under any of the Company's equity and non-equity incentive plans.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($)
											Grant Date Fair Value ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)(2)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert C. Gasser	2/12/14	—	—	—	—	60,184	—	—	—	—	534,215
	2/12/14	—	—	—	—	—	—	60,184	—	—	990,000
Steven R. Vigliotti	2/12/14	—	—	—	—	20,062	—	—	—	—	178,077
	2/12/14	—	—	—	—	—	—	20,062	—	—	330,000
Robert J. Boardman	2/5/14(5)	—	—	—	—	—	—	15,452	—	—	250,000
	2/12/14	—	—	—	—	24,122	—	—	—	—	214,115
	2/12/14	—	—	—	—	—	—	24,122	—	—	396,799
Michael V. Marrale	2/12/14	—	—	—	—	20,062	—	—	—	—	178,077
	2/12/14	—	—	—	—	—	—	20,062	—	—	330,000
James P. Selway, III	2/12/14	—	—	—	—	22,068	—	—	—	—	195,885
	2/12/14	—	—	—	—	—	—	22,068	—	—	363,000

(1)
As discussed in greater detail in our Compensation Discussion and Analysis above and the narrative below this table, the maximum total variable incentive compensation award that could have been made to Messrs. Gasser, Marrale and Selway under our Pay-For-Performance Incentive Plan for 2014 was 9%, 4% and 4%, respectively, of the Company's pre-tax income (as adjusted to exclude non-operating or one-time items such as restructuring charges and asset impairments in accordance with the Company's historical practices). For the 2014 performance period, the Compensation Committee determined to pay less than the maximum award payable as further described in the Compensation Discussion and Analysis above. The variable incentive compensation awards that could have been made to the other named executive officers (Messrs. Vigliotti and Boardman) were not subject to maximum limitations because such executive officers were not subject to Section 162(m) of the Internal Revenue Code and therefore not part of our Pay-for-Performance Incentive Plan.

(2)
Shares subject to these restricted stock units (including both basic and matching units) were granted as Market-based Restricted Stock Unit Awards (as described in the narrative discussion following this table) under the Variable Stock Compensation Program, the economic value of which reflects compensation for fiscal year 2013 performance. Such awards provide only for a single estimated payout. For more information relating to these units, see the narrative discussion following this table.

(3)
Except for the restricted stock units granted to Mr. Boardman on February 5, 2014, shares subject to these restricted stock units (including both basic and matching units) were granted as Time-based Restricted Stock Unit Awards (as described in the narrative discussion following this table) under the Variable Stock Compensation Program, the economic value of which reflects compensation for fiscal year 2013 performance. For more information relating to these units, see the narrative discussion following this table.

(4)
Reflects the aggregate grant date fair value of the awards as determined pursuant to FASB ASC Topic 718. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2014 Annual Report, which are incorporated herein by reference.

(5)
These shares represent the special equity award granted to Mr. Boardman to reward Mr. Boardman for ITG Europe's record performance in 2013 as further described in last year's proxy. This award was granted under the Company's Equity Plan and will cliff vest on the third anniversary of the grant date so long as Mr. Boardman remains continuously employed by the Company through such vesting date. This award was not part of the variable incentive compensation program for 2013 performance and was intended as an extraordinary award in keeping with our philosophy to retain, motivate and reward the talent needed to achieve growth and long-term success for our stockholders.

Pay-For-Performance Incentive Plan

        For Messrs. Gasser, Marrale and Selway, during the first quarter of 2014, the Compensation Committee, in order to preserve tax deductibility of compensation, set a maximum award under the Pay-For-Performance Incentive Plan and performance objectives upon which payment of the award would be conditioned. Although the Compensation Committee has no discretion to increase the amounts of awards previously established under the plan, the plan permits the Compensation Committee to reduce the amount of or cancel final awards in view of business strategy, performance of comparable organizations, economic and business conditions, personal performance of the participant, or otherwise. The Compensation Committee may also provide that income of a business unit may be adjusted downward to reflect specified charges, expenses, and other amounts, or adjust or modify awards and performance objectives in recognition of unusual or nonrecurring events, in response to changes in applicable laws, regulations, accounting principles, or other circumstances, or specify performance periods for awards less than one year. If a participant ceases to be employed due to death, disability, or retirement (including early retirement with the approval of the Compensation Committee), the Compensation Committee will determine the amount payable as a final award achieved or resulting from the portion of the performance year completed at the date employment ceased (which may be a pro rata payment of the final award, determined at the end of the performance year), except that no payout shall be made if it is duplicative of severance payments. If a participant's employment terminates during a performance year for any other reason, no final award will be paid to the participant under the Pay-For-Performance Incentive Plan. During the first quarter of 2015, the Compensation Committee determined the extent to which Messrs. Gasser's, Marrale's and Selway's awards were earned and performance objectives achieved, and the amount therefore payable to each of Messrs. Gasser, Marrale and Selway.

        Note that awards under this Pay-For-Performance Incentive Plan are paid only to the extent that the achievement of plan metrics allows for payment of such award.

Variable Stock Compensation Program

        Under our Variable Stock Compensation Program, each eligible participant is granted a number of basic stock units on the date the year-end cash variable incentive compensation is paid to the participant equal to (i) the amount by which the participant's variable incentive compensation is awarded in equity as determined by the Compensation Committee, divided by (ii) the closing price per share of the Company's common stock on the NYSE on the grant date. The number of basic stock units granted to each named executive officer under the Variable Stock Compensation Program in 2014 was determined based upon the amount of 2014 variable incentive compensation awarded in equity divided by the closing price per share of our common stock on the NYSE on the grant date. Pursuant to the terms of the Variable Stock Compensation Program, each participant, in 2014, was granted an additional number of matching stock units on the date of grant equal to 10% of the number of basic stock units granted.

        Applying our Pay-for-Performance Commitment Policy, the equity incentive awards were then split such that each named executive officer received (i) half of his award as Time-based Restricted Stock

Unit Awards and (ii) the remaining half as Market-based Restricted Stock Unit Awards. Specifically, with respect to the Time-based Restricted Stock Unit Awards, basic stock units vest in equal annual installments on each of the first, second and third anniversaries of the date of grant. For the Market-based Restricted Stock Unit Awards, one third of the basic units will vest on each of the second, third and fourth anniversaries of the date of grant so long as the executive is employed on the vesting date and the 90-day average of the Company's common stock price preceding each of the vesting dates is greater than the 90-day average of the Company's common stock price preceding the grant date. Each of the Time-based Restricted Stock Unit Awards and Market-based Restricted Stock Unit Awards were accompanied by matching stock units representing 10% of the basic units. For the Time-based Restricted Stock Unit Awards, matching stock units vest 100% on the third anniversary of the date of grant if the participant remains continuously employed by the Company through each applicable vesting date. For the Market-based Restricted Stock Unit Awards, the matching units will vest on the fourth anniversary of the date of grant so long as the executive is employed on the vesting date and the 90-day average of the Company's common stock price preceding such fourth anniversary is greater than the 90-day average of the Company's common stock price preceding the grant date.

        If the stock price performance metric is not met on any given vesting date, the stock units that were eligible to vest on such vesting date are forfeited. Once vested, both the basic and matching units related to the Time-based Restricted Stock Unit Awards and the Market-based Restricted Stock Unit Awards will be settled in shares of our common stock within 30 days after each applicable vesting date.

Outstanding Equity Awards for Named Executive Officers at December 31, 2014

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plans: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Incentive Plans: Number of Nonvested Shares, Units or Other Rights Held (#)		Incentive Plans: Market or Payout Value of Nonvested Shares, Units or Other Rights Held ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Robert C. Gasser	192,733	(1)	—	—	18.71	2/23/19	—		—	—		—
	—		—	—	—	—	25,794	(2)	537,031	—		—
	—		—	—	—	—	—		—	45,635	(3)	950,121
	—		—	—	—	—	23,489	(4)	489,041	—		—
	—		—	—	—	—	—		—	33,702	(5)	701,676
	—		—	—	—	—	60,184	(6)	1,253,031	—		—
	—		—	—	—	—	—		—	60,184	(7)	1,253,031
Steven R. Vigliotti	—		—	—	—	—	8,599	(2)	179,031	—		—
	—		—	—	—	—	—		—	15,213	(3)	316,735
	—		—	—	—	—	7,986	(4)	166,269	—		—
	—		—	—	—	—	—		—	11,459	(5)	238,576
	—		—	—	—	—	20,062	(6)	417,691	—		—
	—		—	—	—	—	—		—	20,062	(7)	417,691
Robert J. Boardman	—		—	—	—	—	7,112	(2)	148,072	—		—
	—		—	—	—	—	—		—	12,583	(3)	261,978
	—		—	—	—	—	7,932	(4)	165,144	—		—
	—		—	—	—	—	—		—	11,381	(5)	236,952
	—		—	—	—	—	15,452	(8)	321,711	—		—
	—		—	—	—	—	24,122	(6)	502,220	—		—
	—		—	—	—	—	—		—	24,122	(7)	502,220
Michael V. Marrale	—		—	—	—	—	19,092	(4)	397,495	—		—
	—		—	—	—	—	20,062	(6)	417,691	—		—
	—		—	—	—	—	—		—	20,062	(7)	417,691
James P. Selway III	—		—	—	—	—	11,464	(2)	238,680	—		—
	—		—	—	—	—	18,791	(4)	391,229	—		—
	—		—	—	—	—	22,068	(6)	459,456	—		—
	—		—	—	—	—	—		—	22,068	(7)	459,456

(1)
One-third of Mr. Gasser's options disclosed in column (b) became fully exercisable on each of February 23, 2012, February 23, 2013 and February 23, 2014.

(2)
These units represent the restricted stock units (basic and matching stock units) granted to the named executive officers in 2012 (for the 2011 performance year) pursuant to the Variable Stock Compensation Program and are described as Time-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The market value of these awards was determined using a per share value of the Company's common stock of $20.82 (which was the closing price per share on December 31, 2014). Messrs. Gasser, Vigliotti, Boardman and Selway were issued 5,953, 1,985, 1,642 and 2,646 matching units, respectively, which vested in full on February 23, 2015. The remaining units disclosed represent the nonvested portion of the basic units granted under the Variable Stock Compensation Program which vested in full on February 23, 2015.

(3)
These units represent the restricted stock units (basic and matching stock units) granted to the named executive officers in 2012 (for the 2011 performance year) pursuant to the Variable Stock Compensation Program and described as Market-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The market value of these awards was determined using a per share value of the Company's common stock of $20.82 (which was the closing price per share on December 31, 2014). Messrs. Gasser, Vigliotti and Boardman were issued 5,953, 1,985 and 1,642 matching units, respectively, which will vest in full on February 23, 2016 provided the named executive officer remains employed through such vesting date and the 90-day average of the Company's common stock price preceding February 23, 2016 is greater than the 90-day average of the Company's common stock price preceding the grant date. The remaining units disclosed represent the nonvested basic units granted under the Variable Stock Compensation Program; half of such units vested on February 23, 2015, and, provided the named executive officer remains employed through February 23, 2016 and the 90-day average of the Company's common stock price preceding February 23, 2016 is greater than the 90-day average of the Company's common stock price preceding the grant date, the remainder will vest on February 23, 2016.

(4)
These units represent the restricted stock units (basic and matching stock units) granted to the named executive officers in 2013 (for the 2012 performance year) pursuant to the Variable Stock Compensation Program and are described as Time-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The market value of these awards was determined using a per share value of the Company's common stock of $20.82 (which was the closing price per share on December 31, 2014). Messrs. Gasser, Vigliotti, Boardman, Marrale and Selway were issued 3,064, 1,042, 1,035, 2,491 and 2,451 matching units, respectively, which will vest in full on February 22, 2016 provided the named executive officer remains employed through such vesting date. The remaining units disclosed represent basic units granted under the Variable Stock Compensation Program; one half of such units vested on February 22, 2015 and, provided the named executive officer remains employed through February 22, 2016, the remainder will vest on such date.

(5)
These units represent the restricted stock units (basic and matching stock units) granted to the named executive officers in 2013 (for the 2012 performance year) pursuant to the Variable Stock Compensation Program and are described as Market-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The market value of these awards was determined using a per share value of the Company's common stock of $20.82 (which was the closing price per share on December 31, 2014). Messrs. Gasser, Vigliotti and Boardman were issued 3,064, 1,042 and 1,035 matching units, respectively, which will vest in full on February 22, 2017 provided the named executive officer remains employed through such vesting date and the 90-day average of the Company's common stock price preceding February 22, 2017 is greater than the 90-day average of the Company's common stock price preceding the grant date. The remaining units disclosed represent the nonvested basic units granted under the Variable Stock Compensation Program, one third of such units vested on February 22, 2015, and, provided the named executive officer remains employed through the applicable vesting date and the 90-day average of the Company's common stock price preceding each of the vesting dates is greater than the 90-day average of the Company's common stock price preceding the grant date, the remainder will vest in equal installments on February 22, 2016 and February 22, 2017.

(6)
These units represent the restricted stock units (basic and matching stock units) granted to the named executive officers in 2014 (for the 2013 performance year) pursuant to the Variable Stock Compensation Program and are described as Time-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The market value of these awards was determined using a per share value of the Company's common stock of $20.82 (which was the closing price per share on December 31, 2014). Messrs. Gasser, Vigliotti, Boardman, Marrale and Selway were issued 5,472, 1,824, 2,193, 1,824 and 2,007 matching units, respectively, which will vest in full on February 12, 2017 provided the named executive officer remains employed through such vesting date. The remaining units disclosed represent basic units granted under the Variable Stock Compensation Program; one third of such units vested on February 12, 2015, and, provided the named executive officer remains employed through the applicable vesting date, the remainder will vest in equal installments on February 12, 2016 and February 12, 2017.

(7)
These units represent the restricted stock units (basic and matching stock units) granted to the named executive officers in 2014 (for the 2013 performance year) pursuant to the Variable Stock Compensation Program and are described as Market-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The market value of these awards was determined using a per share value of the Company's common stock of $20.82 (which was the closing price per share on December 31, 2014). Messrs. Gasser, Vigliotti, Boardman, Marrale and Selway were issued 5,472, 1,824, 2,193, 1,824 and 2,007 matching units, respectively, which will vest in full on February 12, 2018 provided the named executive officer remains employed through such vesting date and the 90-day average of the Company's common stock price preceding February 12, 2018 is greater than the 90-day average of the Company's common stock price preceding the grant date. The remaining units disclosed represent the nonvested basic units granted under the Variable Stock Compensation Program, and, provided the named executive officer remains employed through the applicable vesting dates and the 90-day average of the Company's common stock price preceding each of the vesting dates is greater than the 90-day average of the Company's common stock price preceding the grant date, these units will vest in equal installments on each of February 12, 2016, February 12, 2017 and February 12, 2018.

(8)
These units represent restricted stock units granted to Mr. Boardman in 2014 (for the 2013 performance year) pursuant to the Variable Stock Compensation Program. These units will vest in full on the third anniversary of the grant date, February 5, 2017, provided Mr. Boardman remains employed through such vesting date. The market value of this award was determined using a per share value of the Company's common stock of $20.82 (which was the closing price per share on December 31, 2014).

Options Exercised and Stock Vested for 2014 for Named Executive Officers

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)(1)	Value Realized Upon Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Robert C. Gasser	—	—	49,896	838,752
Steven R. Vigliotti	—	—	29,529	496,382
Robert J. Boardman	—	—	26,427	444,238
Michael V. Marrale	—	—	8,301	139,540
James P. Selway, III	—	—	18,343	308,346

(1)
The amounts shown in column (d) represent restricted stock units that vested in 2014.

(2)
Values based on the closing price of our common stock on the NYSE on the vesting date of the underlying shares, or the last trading day immediately prior to the vesting date to the extent the vesting date was not a trading date.

Severance and Change-in-Control Arrangements

  Change-in-Control Agreements

        As of December 31, 2014, the following named executive officers had change-in-control agreements or arrangements with the Company: Messrs. Gasser, Vigliotti, Boardman, Marrale and Selway. Each change-in-control agreement (or Employment Agreement (as defined below) in the case of Mr. Gasser) provides for the payment of benefits if the executive's employment is terminated within eighteen months following a Change in Control (defined below), either by the Company not for Cause (defined below) (and not due to the executive's death or disability) or by the executive for Good Reason (as defined below). In addition, if the executive's employment is terminated by the Company other than for Cause within six months prior to the date of a Change in Control and it is reasonably demonstrated that the termination arose in connection with, or in anticipation of, the Change in Control, the benefits set forth below will be paid to the executive.

        "Good Reason" is defined to include (i) a material reduction in the executive's primary functional authorities, duties or responsibilities (other than, for all of the named executive officers except for Mr. Gasser, any such reduction resulting merely from an acquisition of the Company and its existence as a subsidiary or division of another entity); (ii) relocation of the executive's principal job location of more than 35 miles (50 miles in the case of Mr. Gasser); (iii) material reductions in the executive's base salary or participation in annual incentive compensation plans, other than certain across-the-board reductions; and (iv) a material breach of the change-in-control agreement by the Company (including the Company (a) for Messrs. Gasser, Boardman, Marrale and Selway decreasing by more than 33% the sum of the executive's base salary and average annual variable incentive compensation for the three years immediately preceding the year of termination of employment (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program) and (b) for Mr. Vigliotti decreasing the sum of the executive's base salary and target annual cash incentives by more than 10% (in accordance with the terms of his original change-in-control agreement negotiated at his time of hire in December 2009)). With respect to Mr. Gasser, "Good Reason" is defined to also include (a) the removal of Mr. Gasser from his office as Chief Executive Officer or the assignment of duties to him inconsistent with those of President and Chief Executive Officer of the Company and (b) the failure of the Company to (i) obtain the assumption of the obligations contained in his Employment Agreement by any successor or (ii) renew the term of his Employment Agreement. With respect to Mr. Vigliotti, "Good Reason" is defined to also include Mr. Vigliotti no longer reporting directly to the Company's Chief Executive Officer.

        "Cause" is defined to include (i) the executive's willful failure to substantially perform his duties with the Company (other than any as a result of the executive's disability); (ii) the executive's gross negligence in the performance of his duties which results in material financial harm to the Company; (iii) the executive's conviction of, or guilty plea, to any felony or any other crime involving the personal enrichment of the executive at the expense of the Company; (iv) the executive's willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (v) the executive's willful material violation of any provision of the Company's code of conduct.

        "Change in control" is deemed to occur (i) if any person, other than the Company or a person related to the Company, is or becomes the beneficial owner of 35% percent or more of the total voting power of all the then-outstanding voting securities; (ii) if a majority of the members of the Company's incumbent board of directors cease to be board members; (iii) upon consummation of a merger, consolidation, recapitalization, or reorganization of the Company or similar transaction affecting the capital structure of the Company in which the Company's existing stockholders or a related person do not continue to own more than 50% of the outstanding voting securities of the surviving entity; (iv) upon consummation of the sale by the Company of all or substantially all of the Company's assets; or (v) if the stockholders of the Company approve a plan of complete liquidation of the Company.

        The benefits payable are (i) base salary, together with unused accrued vacation, through the date of termination, (ii) a pro-rata variable incentive compensation award for the year of termination based on (x) for Mr. Gasser, the variable incentive compensation Mr. Gasser would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when variable incentive compensation is payable to other executives for that year) and (y) for the other named executive officers with change-in-control agreements, the average of the executive's variable incentive compensation for the three years immediately preceding the year of termination of employment or such shorter period during which the executive has been employed by the Company and eligible to receive variable incentive compensation (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program), and (iii) two times (one times in the case of Messrs. Boardman, Marrale and Selway) the sum of the executive's annual base salary in effect immediately prior to the date of termination or the date of the Change in Control, whichever is higher, plus the average of the executive's variable incentive compensation for the three years immediately preceding the year of termination of employment (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program). Such amounts are payable in a lump sum within ten business days after the date of termination of employment. In addition, the Company will continue to provide the executive and his or her dependents with health benefits and will pay to the executive an amount in cash equal to the premium cost that the Company would have paid to maintain disability and life insurance coverage for the executive and his or her dependents until the earlier of the end of the two-year period (one-year period in the case of Messrs. Boardman, Marrale and Selway) following the date of termination or the date on which the executive is eligible to receive substantially comparable benefits through subsequent employment. If any payment under a change-in-control agreement or Mr. Gasser's Employment Agreement is subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the amounts payable will be reduced to a level at which no amount is subject to the excise tax, provided that no reduction will be made if the net after-tax benefit, taking into account income, employment and excise taxes, to which the executive would otherwise be entitled without the reduction would be greater than the net after-tax benefit to the executive resulting from receipt of the payments with such reduction. However, in this case, the executive will be responsible for all excise tax payments. Each change-in-control agreement and Mr. Gasser's Employment Agreement contains a confidentiality provision that protects the Company's confidential information both during and following the term of the named executive officer's employment. Last, in the event of a dispute under a change-in-control agreement, the Company will reimburse the executive for reasonable legal fees and expenses incurred in the dispute if the executive prevails on any material claim or defense in the dispute.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above or in the footnotes to the table below and taken into account in determining the total amounts payable in connection with a Change in Control, that would have been due to each of the named executive officers had a Change in Control and a qualifying termination of employment occurred on December 31, 2014, assuming a per share value of the Company's common stock of $20.82 (which was the closing price per share on December 31, 2014).

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Acceleration of Vesting of Stock Options and Restricted Stock Unit Awards, as applicable(2)	Total Change in Control Payments
Robert C. Gasser	$9,516,667	$47,619	$5,183,930	$14,748,216
Steven R. Vigliotti	$3,175,000	$47,619	$1,735,992	$4,958,611
Robert J. Boardman(3)	$2,028,256	$4,654	$2,138,297	$4,171,207
Michael Marrale	$1,858,000	$24,020	$1,232,877	$3,114,897
James Selway	$1,866,667	$1,119	$1,548,821	$3,416,607

(1)
Value of additional benefits assumes benefits will be provided for a full two years (one year for Messrs. Boardman, Marrale and Selway), is based on current costs and does not assume increased value for future price increases or ITG providing for executive without benefit of group rates.

(2)
Under the terms of the applicable award agreements, stock options and restricted stock unit awards (including Market-based Restricted Stock Unit Awards) granted under the Equity Plan including its subplan, the Variable Stock Compensation Program, vest upon a Change in Control. These awards also vest upon the executive's death or disability. The amounts in this column reflect the spread value of options and the face value of restricted stock unit awards (including Market-based Restricted Stock Unit Awards).

(3)
Mr. Boardman's total cash severance and value of additional welfare benefits were converted from GBP to USD at the following exchange rate: 0.6069 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2014 fiscal year.

        In the event that a Change in Control occurred on December 31, 2014 and there was no subsequent qualifying termination of employment, the total change-in-control payment for each named executive officer would be the amounts set forth under "Acceleration of Vesting of Stock Options and Restricted Stock Unit Awards, as applicable" above.

        In Mr. Gasser's case, all severance benefits are conditioned on Mr. Gasser's execution and non-revocation of a release.

  Employment Agreement with Mr. Gasser

        On September 15, 2006, Mr. Gasser entered into an employment agreement with the Company to serve as the Chief Executive Officer and President of the Company. Effective on each of August 6, 2008 and April 20, 2010, this agreement was amended and restated (the "Employment Agreement"). The Employment Agreement provides that the term of Mr. Gasser's employment will begin on October 4, 2006 and end on December 31, 2009, with automatic one-year extensions, unless terminated earlier by either party upon 90 days written notice. The Employment Agreement provides that if his employment with the Company is terminated by the Company without Cause (as defined above), if he terminates employment with the Company for Good Reason (as defined below), or if the Company elects not to renew the Employment Agreement, in each case, prior to a Change in Control (as defined above) of the Company, the Company will pay to Mr. Gasser an amount equal to Mr. Gasser's base salary payable through his termination date and a pro-rated portion of the variable incentive compensation Mr. Gasser would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when variable incentive compensation is payable to other executives for that year). The Company will also pay to Mr. Gasser an amount equal to the sum of (i) Mr. Gasser's base salary at the rate then in effect on the date of his termination and (ii) an amount equal to the average variable incentive compensation paid or payable to Mr. Gasser with respect to the three calendar years immediately preceding the calendar year of his termination (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program). The portion of this amount equal to two times the dollar limit in effect under section 401(a)(17) of the Internal Revenue Code (for 2014, $260,000) for the year in which Mr. Gasser's termination occurs will be paid in installments over the 12-month period following his date of termination. The remaining amount will be paid in a lump sum within thirty (30) days following his date of termination. All outstanding equity awards held by Mr. Gasser that are not vested as of his date of termination, will continue to vest as if he had remained employed by the Company through the first anniversary of his date of termination. Only performance objectives for outstanding equity awards granted, and performance periods that began, before January 2, 2009 will be deemed satisfied as of his termination date. All outstanding options held by Mr. Gasser that are vested as of the termination date will remain exercisable until the earlier of the first anniversary of Mr. Gasser's date of termination or the expiration of the option term in accordance with the terms of the Equity Plan, as applicable, or any successor plan thereto. Any outstanding options that vest during the one-year period following his termination date will remain exercisable until the earlier of the one-year period following the applicable vesting date or the expiration of the option term. The Company will also continue to maintain and provide to Mr. Gasser and his dependents continued medical coverage at the level in effect on his date of termination for one year after his date of termination.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above and taken into account in determining the total amounts payable that would have been due to Mr. Gasser had a qualifying termination of employment occurred on

December 31, 2014, assuming a per share value of the Company's common stock of $20.82 (which was the closing price per share on December 31, 2014).

Name	Total Cash Severance	Value of Additional Medical Coverage(1)	Continued Vesting of Stock Options and Restricted Stock Unit Awards(2)	Total Severance Payments
Robert C. Gasser	$6,683,333	$21,047	$1,755,074	$8,459,454

(1)
Value of additional medical coverage benefits is based on current costs and does not assume increased value for future price increases or ITG providing such additional benefits without benefit of group rates.

(2)
This amount reflects the spread value of options and the face value of restricted stock unit awards granted under the Equity Plan including its subplan, the Variable Stock Compensation Program, vesting during 2015.

        If Mr. Gasser's employment is terminated on account of his death, permanent disability, voluntary resignation other than for Good Reason or by the Company for Cause, Mr. Gasser will be entitled to receive only his base salary through his date of termination, reimbursement of all reimbursable expenses incurred by him prior to such termination, and all other accrued, but unpaid benefits under the Company's benefit plans and programs. In addition, if Mr. Gasser's employment is terminated on account of his death or permanent disability, all outstanding equity awards held by Mr. Gasser as of the date of termination will become fully vested and exercisable (and any performance objectives applicable to awards will be deemed satisfied as of the date of termination) in accordance with the terms of the Equity Plan, as applicable, or any successor plan thereto.

        The Employment Agreement provides that during the term of Mr. Gasser's employment with the Company, and for the one-year period after Mr. Gasser's termination of employment, Mr. Gasser cannot (i) compete with the Company, (ii) solicit in any way the employees of the Company to terminate their employment, or (iii) solicit in any way the customers, suppliers, clients, brokers, licensees or other business relations of the Company to cease doing business with the Company.

        Prior to a change in control, "Good Reason" is defined to include (i) the material diminution of Mr. Gasser's duties, responsibilities, powers or authorities; (ii) the removal of Mr. Gasser from his office as Chief Executive Officer; (iii) the failure to obtain a written assumption of the employment agreement by any person acquiring all or substantially all of the assets of the Company; (iv) a material reduction by the Company of Mr. Gasser's salary, (v) the Company's non-renewal of the term of the agreement; (vi) a material breach by the Company of its obligations under the terms of the agreement or (vii) relocation of Mr. Gasser's principal place of business to a location more than fifty (50) miles from its current location.

PROPOSAL ON
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company's stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

        At our 2014 Annual Meeting, stockholders expressed support for the compensation of our named executive officers, with more than 92% of the votes cast for the "say-on-pay" advisory (non-binding) resolution approving our executive compensation.

        As described in detail above under Compensation Discussion and Analysis, our executive compensation programs are designed to attract, direct, and retain our named executive officers, who are essential to our success. Under these programs, our named executive officers are rewarded for financial and business results that benefit our stockholders. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.

        The Compensation Committee continually reviews the compensation programs for our senior executive team, including our named executive officers, to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.

        In accordance with Section 14A of the Exchange Act, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to vote "FOR" the following resolution at the Company's 2015 Annual Meeting:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Although non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders and we will review and consider the voting results when evaluating our executive compensation program in the future.

        The Company intends to conduct an advisory vote to approve the Company's executive compensation annually. The next such vote will be conducted at our 2016 annual meeting of stockholders.

        Our Board of Directors unanimously recommends that you vote "FOR" this proposal to approve named executive compensation.

Director Compensation

        Each of our non-employee directors, other than our Chair, receives an annual retainer of $60,000, payable in quarterly installments. Our Chair receives an annual retainer of $160,000, payable in quarterly installments. Under our Amended and Restated Directors' Retainer Fee Subplan, adopted in 2002, the annual retainer fee is payable, at the election of each director, either in (i) cash, (ii) ITG common stock with a value equal to the retainer fee on the grant date, or (iii) under a deferred compensation plan which provides deferred share units with a value equal to the retainer fee on the grant date which convert to freely sellable shares when the director retires from our Board of Directors. Any director who is also an employee is not compensated for serving as a director.

        Each non-employee director also receives fees of $1,000 for attendance at each regular meeting of the Board of Directors and $2,000 for any special Board meetings. Board committee chair annual retainers are $20,000 for the Audit Committee chair, $7,000 for the Compensation Committee chair, and $5,000 for all other Board committee chairs. All committee members receive $1,000 for attendance at each meeting of a committee of the Board of Directors. Directors of the Company are also reimbursed for out-of-pocket expenses.

        Under our Amended and Restated Directors' Equity Subplan adopted in January 2006, and amended and restated in April 2012, we will grant newly-appointed non-employee directors initial restricted stock unit awards valued at $100,000 at, or shortly after, the time of appointment to the Board of Directors. These restricted stock units vest in equal installments on the first, second and third anniversaries of the date of grant. In addition, on the day of each of our annual meetings of stockholders at which directors are elected or reelected by the Company's stockholders, each director who is elected or reelected to serve as a director of the Company at such meeting will be granted restricted stock units valued at $72,000. These annual restricted stock units fully vest on the day immediately preceding the Company's next annual meeting of stockholders at which directors are elected. The shares related to such initial and annual restricted stock unit awards are distributed at the time of vesting unless such distribution is deferred, at the election of each director, until such director resigns from our Board of Directors. Vesting accelerates upon a change in control of the Company or if the director ceases to serve as a non-employee director due to his or her death or disability. Only directors who are not our employees are eligible to participate in this plan.

        Prior to April 2012, under our Amended and Restated Directors' Equity Subplan adopted in January 2006, we granted newly appointed non-employee directors stock options valued at $100,000 and restricted stock unit awards valued at $100,000 at, or shortly after, the time of appointment to the Board of Directors. In addition, non-employee directors were granted stock options valued at $36,000 and restricted stock units valued at $36,000 annually, on the forty-fifth day following each of our annual meetings of stockholders. These options were granted with an exercise price per share equal to 100% of the fair market value of a share of our common stock on the NYSE on the date of grant. Such options expire at the earliest of (1) five years after the date of grant, (2) 12 months after death, disability or retirement after reaching age 65 and (3) 60 days after an optionee ceases to serve as a director for reasons other than death, disability or such retirement. Such options and restricted stock units vest and become exercisable in equal installments on the first, second and third anniversaries of the date of grant. Vesting accelerates upon a change in control of the Company or if the director ceases to serve as a non-employee director due to his or her death or disability. Only directors who are not our employees are eligible to participate in this plan.

        Each director may participate in our Charitable Gifts Matching Program pursuant to which we match 100% of the charitable contributions made by such director up to a maximum dollar amount of $2,000 per person per year.

        The Board adopted stock ownership guidelines for our non-employee directors effective January 1, 2006 in order to more closely align their interests with the long-term interests of our stockholders. Under the guidelines, non-employee directors are required to beneficially own shares of our common stock and Company restricted share units (both vested and unvested) having an aggregate value of at least three times the annual cash retainer of the individual director. Stock ownership must be achieved by each director by January 1, 2009 or, in the case of directors first elected or appointed to the board of directors after January 1, 2006, within three years after the director's first election or appointment to the Board. To ensure achievement of the ownership goals, directors who have not yet attained the required level of ownership must elect to receive at least one-half of the director's annual cash retainer in the form of common stock or deferred share units until such time as the stock ownership levels have been satisfied. As of December 31, 2014, each member of the Board was in compliance with his or her ownership guideline.

Director Compensation Table

        The following table sets forth the total director compensation in 2014, as well as each component of compensation outlined above.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
(a)	(b)	(c)	(d)
Minder Cheng	96,026	72,000	168,026
Christopher V. Dodds	114,000	72,000	186,000
Timothy L. Jones	95,026	72,000	167,026
T. Kelley Millet	31,315	100,000	131,315
Maureen O'Hara	207,052	72,000	279,052
Kevin J.P. O'Hara	96,000	72,000	168,000
Steven S. Wood	99,026	72,000	171,026

(1)
The amounts shown in column (b) include the annual retainers earned by each director and meeting attendance fees. The following directors elected to receive their annual retainer in deferred ITG common stock: Ms. O'Hara and Messrs. Jones and Wood. Mr. Cheng elected to receive his annual retainer in ITG common stock.

(2)
The amounts shown in column (c) represent the aggregate grant date fair value of restricted stock unit awards awarded to each of the directors, as determined pursuant to FASB ASC Topic 718. The fair value of the stock awards for 2014 was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2014 Annual Report, which are incorporated herein by reference.

(3)
The following chart shows (a) the annual restricted stock units granted to each of the directors, (b) the initial restricted stock units granted to Mr. Millet as a newly-appointed non-employee director during 2014 and (c) any deferred share units received as payment for the 2014 annual retainer fee (or with respect to Mr. Cheng, any shares of ITG common stock received as payment for his 2014 annual retainer fee), together with the fair value of such awards:

Name	Grant Date	Number of Units(a)		Fair Value at date of grant
Minder Cheng	6/12/14	3,996		$72,000
	1/2/14	730	(b)	$15,000
	4/1/14	744	(b)	$15,000
	7/1/14	877	(b)	$15,000
	10/1/14	952	(b)	$15,000
Christopher V. Dodds	6/12/14	3,996		$72,000
Timothy L. Jones	6/12/14	3,996		$72,000
	1/2/14	730	(b)	$15,000
	4/1/14	744	(b)	$15,000
	7/1/14	877	(b)	$15,000
	10/1/14	952	(b)	$15,000
T. Kelley Millet	9/10/14	5,918		$100,000
Maureen O'Hara	6/12/14	3,996		$72,000
	1/2/14	1,947	(b)	$40,000
	4/1/14	1,984	(b)	$40,000
	7/1/14	2,337	(b)	$40,000
	10/1/14	2,539	(b)	$40,000
Kevin J.P. O'Hara	6/12/14	3,996		$72,000
Steven S. Wood	6/12/14	3,996		$72,000
	1/2/14	730	(b)	$15,000
	4/1/14	744	(b)	$15,000
	7/1/14	877	(b)	$15,000
	10/1/14	952	(b)	$15,000

  (a)
  As of December 31, 2014, each of the directors had, in the aggregate, 3,996 restricted stock units outstanding except for Mr. Millet who had a total of 5,918 restricted stock units outstanding. As of December 31, 2014, Mr. Jones, Ms. O'Hara, Mr. O'Hara and Mr. Wood had, in the aggregate, 46,844, 89,160, 24,331 and 40,355 deferred share units outstanding, respectively. As of December 31, 2014, Mr. Cheng, Mr. Dodds, Mr. Jones, Ms. O'Hara, Mr. O'Hara and Mr. Wood had, in the aggregate, 27,344, 14,228, 14,228, 14,228, 14,228 and 29,864 stock options outstanding, respectively.

  (b)
  The amounts shown represent the deferred share units (or, with respect to Mr. Cheng, shares of ITG common stock) received as payment for the 2014 annual retainer fee under the Amended and Restated Directors' Retainer Fee Subplan.

CORPORATE GOVERNANCE

Board Meetings; Committees; and Director Nominations Process

        Our Board of Directors held fourteen meetings during 2014. In addition, there were a total of 22 committee meetings in 2014. Each member of the Board of Directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during fiscal year 2014 and (b) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 2014. Board members are expected to attend our annual stockholders' meetings. At our 2014 Annual Meeting of Stockholders, all members of the Board of Directors and nominees for election to the Board were present. Our non-management directors meet in regularly scheduled executive sessions without any management or management directors present. Our Chair, Ms. O'Hara, presided over such executive sessions in 2014. Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Capital Committee and a Technology Committee. Each committee of the Board of Directors is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties and any expenses in connection with such advice or assistance will be borne by the Company.

        The current Audit Committee members are Mr. Dodds (Chair), Mr. Jones, Mr. Millet and Ms. O'Hara. As determined by the Board, all four directors meet the independence requirements, financial literacy and other criteria established by the NYSE. The Audit Committee is appointed by the Board to be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and for assisting the Board in oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent registered public accounting firm's qualifications and independence and (4) the performance of the Company's internal audit function and independent auditors. These functions are described more fully under "Report of the Audit Committee." Our Board of Directors has determined that Mr. Dodds, Chair of the Audit Committee, is a "financial expert" as defined in the Exchange Act. During 2014, there were eight meetings of the Audit Committee.

        The current Compensation Committee members are Mr. Wood (Chair), Mr. Cheng, Mr. O'Hara and Ms. O'Hara. As determined by the Board, all four directors meet the independence requirements of the NYSE. In addition, each director serving on the Compensation Committee (1) is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and (2) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. No Compensation Committee member is either a current or former employee of the Company. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee. The Compensation Committee is appointed by the Board to discharge its responsibilities relating to compensation of our directors and members of our Executive Committee. The Compensation Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs as further described below. During 2014, there were eight meetings of the Compensation Committee.

        The current Nominating and Corporate Governance Committee members are Ms. O'Hara (Chair), Mr. Cheng, Mr. Dodds and Mr. Wood. The Nominating and Corporate Governance Committee is appointed by the Board (1) to identify individuals qualified to become Board members, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders, (2) to develop and recommend to the Board the corporate governance guidelines applicable to the Company, (3) to oversee a review of the Board's and its committees' performance and of management's performance with respect to the corporate governance of the Company and (4) to recommend to the Board director nominees for chairman and membership appointments for each committee, including the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee's process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and senior executives of the Company; firms that specialize in identifying director candidates (which firms may earn a fee paid by the Company); persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, stockholders of the Company. When the Nominating and Corporate Governance Committee reviews a potential new candidate, it looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes. In particular, the Committee's process for evaluating candidates includes investigation of the person's specific experiences and skills, international versus domestic experience, time availability in light of commitments, legal and regulatory requirements, potential conflicts of interest and independence from management and the Company. The Nominating and Corporate Governance Committee also considers diversity in identifying director candidates and endeavors to have a Board representing diverse experience in areas that will contribute to our Board's ability to perform its roles relating to oversight of the Company's business, strategy and risk exposure. Without limiting the generality of the preceding sentence, the Nominating and Corporate Governance Committee takes into account, among other things, the diversity of business, leadership and personal experience of Board candidates and determines how that experience will serve the best interests of the Company. The Board has an age limit of seventy-five for directors to be eligible for nomination, meaning that no Board member having reached the age of seventy-five at the time of the next scheduled annual meeting of stockholders would be nominated to stand for re-election at such annual meeting of stockholders, provided, however, that the Board reserves the right to waive this limit in special circumstances.

        Candidates recommended by a stockholder are evaluated in the same manner as are other candidates. Stockholders who wish to submit nominees for director consideration by the Nominating and Corporate Governance Committee may do so by submitting such nominees' names in writing, in compliance with the procedures and along with the other information required by our Bylaws, to Investment Technology Group, Inc., Attn: Corporate Secretary, One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006.

        During 2014, there were four meetings of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a charter, which is available on our website at www.itg.com/corporate-governance/.

        The current Capital Committee members are Mr. Dodds (Chair), and Messrs. Lilien, Millet and O'Hara. The Capital Committee members are appointed by the Board to review and assess the use and allocation of the Company's capital and to advise the Board and management on capital optimization strategies for the Company. This Capital Committee was formed by the Board on March 31, 2015.

        The current Technology Committee members are Mr. Jones (Chair) and Messrs. Cheng, Millet and O'Hara. The Technology Committee members are appointed by the Board to review and assess the development of our technology and to advise the Board and management on matters involving our technology and the acquisition of technology. During 2014, there were two meetings of the Technology Committee.

Board Leadership Structure and Risk Oversight

        Our Board of Directors has determined that having an independent director serve to chair the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

        The Board, including through its committees, is actively involved in oversight of the risks that could affect the Company. Our Audit Committee discusses major financial risk exposures and how management monitors and controls such exposures, while our evaluation of any risk arising from our compensation policies and practices is conducted primarily by our Compensation Committee. It is the full Board of Directors, however, that has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through reports from officers responsible for oversight of particular risks within the Company. In addition, the Board reviews, at least annually, the status of the major risks facing the Company together with management's mitigation efforts related to those risks. We believe that our Board leadership structure facilitates careful oversight of risk to the Company.

The Compensation Committee

        The Compensation Committee has overall responsibility for approving and evaluating our compensation plans, policies and programs for our directors and key executives. Members of the Compensation Committee are appointed by the Board, generally on the recommendation of the Nominating and Corporate Governance Committee. The Compensation Committee members may be removed and replaced by the Board.

        The Compensation Committee operates under a charter, which is available on our website at www.itg.com/corporate-governance/.

        The Compensation Committee's authority and responsibilities include the following:

  •
  Annually (and, with respect to directors, periodically) review and make recommendations to the Board with respect to the compensation programs of all directors and the Executive Committee (including each of the named executive officers), including variable incentive compensation plans and equity-based awards.

  •
  Annually review and approve, for our Chief Executive Officer and the members of the Executive Committee:

  •
  The annual base salary level;

  •
  The variable incentive opportunity level (including the mix of cash and equity);

  •
  Employment agreements, severance arrangements and change-in-control agreements/provisions, as appropriate; and

  •
  Any special or supplemental benefits, as appropriate.

  •
  Exercise the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of compensation for the Chief Executive Officer, the other members of the Executive Committee and directors, including sole authority to approve any compensation consultant's fees and other retention terms.

  •
  Exercise the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties.

  •
  Annually review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer's performance in light of these goals and objectives, report the results of such evaluation to the Board, and set the Chief Executive Officer's compensation levels based on this evaluation.

        Since December 2007, the Compensation Committee has engaged McLagan as its compensation consultant. The Compensation Committee retains the sole ability to hire and fire the consultant and considers the consultant to be independent. At the direction of the Company, services provided by McLagan included top management and director peer group analysis, review of compensation philosophy, competitive compensation benchmarking for the Executive Committee and Board, industry research on competitive design of compensation programs, presentation and analysis of compensation design alternatives and other technical advice. The consultants did not provide recommendations on compensation decisions for individual members of the Executive Committee.

        The Company requested and received information from McLagan addressing potential conflicts of interest, including information regarding the following: (1) other services provided to the Company by the consultant; (2) fees paid by the Company as a percentage of the consulting firm's total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from our directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that the work of the consultant did not raise any conflict of interest.

        At the Compensation Committee's request, members of management attend portions of Compensation Committee meetings. During 2014, they included the Chief Executive Officer, Chief Financial Officer, General Counsel and Head of Human Resources. On an annual basis, the Chief Executive Officer presents a summary of his performance appraisal of each member of our Executive Committee, along with his compensation recommendations.

        At each Compensation Committee meeting, the Compensation Committee had the opportunity to call for an executive session. No members of management, consultants or other outsiders attended executive sessions, except, in some circumstances, consultants from McLagan. Among other topics, discussions and decisions regarding Chief Executive Officer compensation took place during these executive sessions.

Code of Ethics

        Our Board of Directors has adopted a Code of Business Conduct and Ethics governing the conduct of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. A copy of the Code of Business Conduct and Ethics is available on our website at www.itg.com/corporate-governance/. We intend to disclose future amendments to, or waivers from, the Code of Business Conduct and Ethics on our website within four business days following the date of any such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

        During 2014, the members of the Compensation Committee were Steven S. Wood (Chair), Minder Cheng, Kevin J. P. O'Hara and Maureen O'Hara. The Compensation Committee was during 2014, and continues to be, comprised entirely of independent directors.

NYSE Certification

        The Chief Executive Officer of ITG made an unqualified certification to the NYSE with respect to the firm's compliance with the NYSE corporate governance listing standards in July of 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 2007, the Board adopted a written policy on Procedures for the Review of Related Person Transactions which was amended in early 2011. Under this policy, each director, director nominee and executive officer of the Company is required to notify the Company's General Counsel in writing of any direct or indirect material interest that such person or an immediate family member has in a Related Person Transaction (as defined below). The General Counsel shall submit to the Audit Committee (or any designated member) the Related Person Transaction for review and the Audit Committee (or any designated member) shall approve or disapprove the Related Person Transaction.

        A "Related Person Transaction" means any transaction (1) that is currently proposed, or has been in effect at any time since the beginning of the Company's most recent fiscal year in which the Company was or is to be a participant, (2) the amount of which exceeds $120,000 and (3) in which a related person (as defined in the policy and which includes a director, director nominee or executive officer of the Company or any of their immediate family members) has or will have a direct or indirect material interest. The types of transactions that are covered by this policy include: legal, investment banking, consulting, or management services provided to the Company by a related person or a business entity with which the related person is affiliated; sales, purchases and leases of real or personal property between the Company and a related person or a business entity with which a related person is affiliated; contributions by the Company to a civic or charitable organization for which a related person serves as an executive officer; or indebtedness or guarantees of indebtedness involving the Company and a related person or a business entity with which the related person is affiliated.

        The standards to be applied pursuant to this policy in determining approval include whether the Related Person Transaction is fair and reasonable to the Company and consistent with the best interests of the Company, the business purpose of the transaction, whether the transaction is entered into on an arms-length basis on terms fair to the Company, whether the transaction is in the ordinary course of the Company's business, whether such a transaction would violate any provisions of the Company's Code of Business Conduct and Ethics and the effect of the transaction on the Company's business and operations. All Related Person Transactions are required to be disclosed to the Audit Committee and any material Related Person Transaction is required to be disclosed to the full Board of Directors.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

        The following table sets forth certain information, as of April 14, 2015 (unless otherwise indicated), regarding beneficial ownership of our common stock by (1) each director, (2) each named executive officer, (3) all current directors and executive officers as a group and (4) each person known by us to beneficially own 5% or more of our common stock. For the purpose of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire at April 14, 2015 or within 60 days thereafter, but such shares are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each stockholder listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares. The mailing address of the parties listed below is our principal business address unless otherwise indicated.

Directors	Shares of ITG Common Stock Beneficially Owned		Percentage of ITG Common Stock Beneficially Owned
Robert C. Gasser	357,701	(1,2,3,5)	1.0%
Minder Cheng	73,809	(1,2,3)	*
Christopher V. Dodds	39,857	(1,2,3)	*
Timothy L. Jones	63,802	(1,2,3,4)	*
R. Jarrett Lilien	0
T. Kelley Millet	5,918	(2)	*
Kevin J.P. O'Hara	61,840	(1,2,3,4)	*
Maureen O'Hara	139,118	(1,2,3,4)	*
Steven S. Wood	65,123	(1,2,3,4)	*
Named Executive Officers (Other than Mr. Gasser)
Robert J. Boardman	97,905	(2,3)	*
Michael V. Marrale	62,252	(2,3,6)	*
James P. Selway III	59,361	(2,3,6)	*
Steven R. Vigliotti	102,791	(2,3)	*
All current directors and executive officers as a group (18 persons)	1,502,269	(1,2,3,4,5,6)	4.3%
5% stockholders
BlackRock, Inc.	3,486,772	(7)	10.2%
The Vanguard Group, Inc.	2,669,863	(8)	7.8%
Victory Capital Management Inc.	2,001,983	(9)	5.9%

*
Less than 1%.

(1)
Beneficial ownership includes stock options that are exercisable at April 14, 2015, or within 60 days thereafter, as follows: Mr. Gasser: 192,733; Mr. Cheng: 8,533; Mr. Dodds: 8,533; Mr. Jones: 8,533; Mr. O'Hara: 8,533; Ms. O'Hara: 14,228; Mr. Wood: 14,228; and all current directors and executive officers as a group: 255,321.

(2)
Beneficial ownership includes unvested time-based restricted stock unit awards including those granted under our Variable Stock Compensation Program, as follows: Mr. Gasser: 113,210; Mr. Cheng: 3,996; Mr. Dodds: 3,996; Mr. Jones: 3,996; Mr. Millet: 5,918; Mr. O'Hara: 3,996; Ms. O'Hara: 3,996; Mr. Wood: 3,996; Mr. Boardman: 59,741; Mr. Marrale: 45,107; Mr. Selway: 51,746; Mr. Vigliotti: 38,078; and all current directors and executive officers as a group: 483,706. Until such awards become vested, the individual has no voting power or dispositive power with respect to the underlying shares. Beneficial ownership excludes unvested Market-based Restricted Stock Unit Awards, unvested ROE-based Restricted Stock Unit Awards and unvested cash-settled Time-based Restricted Stock Unit Awards.

(3)
Beneficial ownership includes common stock as follows: Mr. Gasser: 51,358; Mr. Cheng: 61,280; Mr. Dodds: 27,328; Mr. Jones: 4,429; Mr. O'Hara: 23,994; Ms. O'Hara: 28,434; Mr. Wood: 5,306; Mr. Boardman: 38,164; Mr. Marrale: 13,684; Mr. Selway: 6,587; Mr. Vigliotti: 64,713; and all current directors and executive officers as a group: 552,582.

(4)
Beneficial ownership includes deferred share units as follows: Mr. Jones: 46,844; Mr. O'Hara: 24,331; Ms. O'Hara: 92,460; Mr. Wood: 41,593; and all directors as a group: 205,228. Deferred share units represent a right to acquire the underlying shares when a director retires from our Board of Directors.

(5)
Beneficial ownership includes 400 shares of common stock held in UTMA custodial accounts on behalf of Mr. Gasser's children.

(6)
Beneficial ownership includes shares held under the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan ("ESPP") as follows: Mr. Marrale: 3,461; Mr. Selway: 1,028; and all current directors and executive officers as a group: 5,032.

(7)
Information regarding the number of shares beneficially owned is as of December 31, 2014 and was derived from a Schedule 13G, as amended, filed on January 9, 2015, by BlackRock in its capacity as a parent holding company. BlackRock reported having sole voting power over 3,387,877 shares of our common stock and sole dispositive power over 3,486,772 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 14, 2015. The address of BlackRock is 55 East 52nd Street, New York NY 10022.

(8)
Information regarding the number of shares beneficially owned is as of December 31, 2014 and was derived from a Schedule 13G, as amended, filed on February 10, 2015 by The Vanguard Group, Inc. ("Vanguard") in its capacity as an investment adviser. Vanguard reported having sole voting power over 54,766 shares of our common stock, sole dispositive power over 2,617,697 shares of our common stock, and shared dispositive power over 52,166 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 14, 2015. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Information regarding the number of shares beneficially owned is as of December 31, 2014 and was derived from a Schedule 13G filed on February 12, 2015 by Victory Capital Management Inc. ("Victory") in its capacity as an investment adviser. Victory reported having sole voting power over 1,813,436 shares of our common stock and sole dispositive power over 2,001,983 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 14, 2015. The address of Victory is 4900 Tiedeman Rd, 4th Floor, Brooklyn, OH 44144.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2014 with respect to the shares of common stock that may be issued to our employees and directors under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(c)(d)
Equity compensation plans approved by security holders(a)	2,966,081	$17.23	2,211,967
Equity compensation plans not approved by security holders	—	—	—
Total	2,966,081	$17.23	2,211,967

(a)
Consists of the Equity Plan (including its subplans) and the ESPP.

(b)
The weighted average exercise price relates to outstanding options only. Shares underlying time- and performance-based stock units are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price. If such awards were taken into account in such calculation, the weighted-average exercise price would be $1.78 for equity compensation plans approved by stockholders.

(c)
Shares remaining available for future issuance under the various plans include: (i) 1,883,169 securities to be issued pursuant to the Equity Plan (including its subplans) and (ii) 328,798 securities to be issued pursuant to the ESPP.

(d)
As of April 1, 2015, which date follows the equity grants made to our employees, including our executive officers, in February 2015 for the 2014 compensation year, there were 653,949 shares of our common stock remaining available for issuance under the Equity Plan. As of April 1, 2015, the Company had 255,321 stock options outstanding with a weighted average exercise price of $17.34 and a weighted average remaining term of 3.22 years, and 3,102,369 restricted share and stock unit awards outstanding. Of that 3,102,369 outstanding restricted shares and stock units (i) 205,228 represent deferred share units received by certain non-employee directors either (x) as payment of the annual retainer fee pursuant to the Directors' Retainer Fee Subplan or (y) in connection with initial or annual restricted stock units granted pursuant to the Amended and Restated Directors' Equity Subplan, which are, in each case, fully vested and nonforfeitable and (ii) 2,897,141 are unvested, each as of April 1, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of our Company. Directors, executive officers and greater than 10% stockholders are required by Section 16a-3(e) of the Exchange Act to furnish us with copies of all Section 16(a) forms they file. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based on a review of the copies of the forms we prepared and written representations from our executive officers and directors, except as otherwise reported in last year's proxy statement, we believe that all persons subject to the reporting requirements of Section 16(a) have filed the required reports with respect to 2014 (and 2015 to date) on a timely basis, except that, due to administrative errors, Form 4 reports relating to the (i) February 2, 2015 exercise of stock options granted under the Amended and Restated Directors' Equity Subplan (and a corresponding sale of stock) for Mr. Wood and (ii) January 29, 2015 grant of restricted stock units under the Equity Plan for Mr. Bulone were filed late on February 9th and 18th, respectively, of 2015.

REPORT OF THE AUDIT COMMITTEE

        At the time of this report, the Audit Committee of ITG's Board of Directors was composed of four non-employee directors. The Board of Directors determined during 2014 that each of those directors satisfied independence requirements, financial literacy and other criteria established by NYSE listing standards. Our Audit Committee charter is available on our website at http://www.itg.com/corporate-governance/. This charter complies with requirements imposed upon audit committees under the Sarbanes-Oxley Act and under the NYSE listing standards.

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by ITG for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to assist the Board in oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent registered public accounting firm's ("independent auditor's") qualifications and independence and (4) the performance of the Company's internal audit function and independent auditors. Management has the primary responsibility for ITG's consolidated financial statements and the reporting process, including the internal control systems. ITG's independent auditors are responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting.

        KPMG LLP ("KPMG") served as ITG's independent auditor for 2014, and the Audit Committee has recommended that KPMG be elected in that capacity for 2015. See "Ratification of Selection of Independent Auditors."

        The Audit Committee has reviewed and discussed with management and KPMG representatives ITG's audited consolidated financial statements for the year ended December 31, 2014. It has also discussed with KPMG the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has received the written disclosures from KPMG in accordance with the applicable requirements of the PCAOB regarding KPMG's independence and has discussed with KPMG the auditors' independence. We have determined that KPMG's provision of certain limited non-audit services is compatible with their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2014 be included in ITG's 2014 Annual Report.

Audit Committee

Christopher V. Dodds, Chairman
Timothy L. Jones
T. Kelley Millet
Maureen O'Hara

PROPOSAL ON
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        KPMG was our independent auditor for the years ended December 31, 2014 and 2013. On February 27, 2015, KPMG was appointed by the Audit Committee to serve as our independent auditor for 2015.

        The ratification of the appointment of KPMG is being submitted to the stockholders at the Annual Meeting. If such appointment is not ratified, the Board of Directors will consider the appointment of other accountants.

        Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of KPMG as our independent auditor for the 2015 fiscal year.

        A representative of KPMG, the independent auditor who audited our consolidated financial statements for 2014, is expected to be present at the Annual Meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

Fees to our Independent Auditor

        The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2014 and 2013, and fees billed for audit-related services, tax services and all other services rendered by KPMG for such periods.

	2014	2013
	(Dollars in thousands)
Audit fees(1)	2,021	1,920
Audit-related fees(2)	15	15
Tax fees(3)	411	140
All other fees	—	—

Total	2,447	2,075

(1)
The aggregate fees incurred include amounts for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and amounts for the audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, including in each case services related thereto such as statutory audits, consents, and assistance with, and review of, documents filed with the SEC and other regulatory bodies.

(2)
The audit-related fees primarily relate to attestation services provided to our three U.S. broker-dealers.

(3)
The aggregate fees incurred for tax services include amounts in connection with tax compliance and tax consulting services.

Pre-approval of Services by the Independent Auditor

        The Audit Committee has adopted policies and procedures for pre-approval of audit and permitted non-audit services by our independent auditor. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its independent auditor and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, pre-approve specific engagements that were not previously pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or earlier if required.

        The Audit Committee has authorized the Company's Chief Financial Officer to engage the Company's independent auditor to perform special non-audit projects (including tax compliance projects), provided that (a) the fees payable in respect of such projects do not exceed $10,000 for any individual project and $100,000 in the aggregate in any given calendar year, (b) to the extent that the fees payable in respect of any such project are greater than $10,000, but less than or equal to $20,000, the Company's Chief Financial Officer shall obtain prior approval from the Audit Committee's Chair, (c) to the extent the fees payable in respect of such project are expected to exceed $20,000, separate prior Audit Committee approval shall be obtained and (d) the subject matter of such projects is permitted to be performed under the SEC's and the PCAOB's independence rules. Any projects approved in accordance with (a) and (b) will be brought to the attention of the Audit Committee at its next meeting.

        The Audit Committee will regularly review summary reports detailing all services being provided to ITG by its independent auditor.

PROPOSAL TO APPROVE THE AMENDED AND RESTATED
INVESTMENT TECHNOLOGY GROUP, INC.
2007 OMNIBUS EQUITY COMPENSATION PLAN

        The Company currently maintains the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the "Equity Plan"), which originally became effective on May 8, 2007 upon approval by the stockholders of the Company. The Equity Plan is the only equity compensation plan from which the Company can grant discretionary equity awards. On March 31, 2015, our Board of Directors approved an amendment and restatement of the Equity Plan (the "Amended Plan"), subject to stockholder approval. Our Board of Directors has directed that the proposal to approve the Amended Plan be submitted to our stockholders for their approval at the 2015 Annual Meeting.

        Stockholder approval of the Amended Plan is being sought (i) to authorize additional shares for issuance under the Amended Plan, (ii) to extend the term of the Amended Plan until June 10, 2025, (iii) to meet the NYSE listing requirements, (iv) so that compensation attributable to grants and variable incentive compensation awards under the Amended Plan may (but is not required to) qualify for an exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code (see Certain Federal Income Tax Consequences, below), and (v) in order for incentive stock options to meet the requirements of the Internal Revenue Code. No grants have been, or will be, made under the Amended Plan that are contingent upon approval of this proposal by our stockholders at the 2015 Annual Meeting.

        The principal changes made by the Amended Plan include the following:

  •
  Increase in the total number of shares of common stock reserved and available for issuance under the Amended Plan of 2,600,000 such that the total number of shares authorized under the Amended Plan shall be 13,068,208 shares, subject to adjustments as described in the Amended Plan.

  •
  Include a minimum vesting period of one year for grants made under the Amended Plan; provided, however, a grant agreement may provide for accelerated vesting without regard to the minimum vesting period in connection with a participant's death or disability or in the event of a change in control or certain other corporate transactions or events, and up to 5% of the shares reserved for issuance under the Amended Plan may be awarded pursuant to grants that are not subject to this restriction.

  •
  Prohibit shares of common stock surrendered in payment of the exercise price of a stock option and shares withheld or surrendered for payment of taxes to be available for re-issuance under the Amended Plan.

  •
  Provide that the gross number of shares subject to stock appreciation rights will be considered issued under the Amended Plan, without regard to the actual number of shares issued upon settlement of the stock appreciation rights.

  •
  Limit the number of shares that may be granted to any non-employee member of our Board of Directors in any calendar year to 100,000 shares.

  •
  Extend the term of the Amended Plan until June 10, 2025; and

  •
  Make other administrative changes and changes to comply with current law.

        If our stockholders do not approve the Amended Plan at the 2015 Annual Meeting, (i) the Equity Plan will continue in accordance with its terms as currently in effect and none of the above listed plan changes will be effective, (ii) no additional shares of common stock will be reserved and available for issuance under the Equity Plan, unless subsequently increased by our Board of Directors with the approval of stockholders and (iii) the Equity Plan will terminate on May 7, 2017, unless terminated earlier by our Board of Directors or extended by our Board of Directors with the approval of stockholders.

Determination of Shares to be Available for Issuance under the Amended Plan

        Currently the total aggregate number of shares authorized for issuance to our employees, and our non-employee directors, participating in the Equity Plan is 10,468,208 shares. Of the 10,468,208 authorized shares, 50,000 shares may be used solely to grant options. As of April 1, 2015, which date follows the equity grants made to our employees, including our executive officers, in February 2015 for the 2014 compensation year, there were 653,949 shares of our common stock remaining available for issuance under the Equity Plan. As of April 1, 2015, the Company had 255,321 stock options outstanding with a weighted average exercise price of $17.34 and a weighted average remaining term of 3.22 years, and 3,102,369 restricted share and stock unit awards outstanding. Of those 3,102,369 outstanding restricted shares and stock units, (i) 205,228 represent deferred share units received by certain non-employee directors either (a) as payment of the annual retainer fee pursuant to the Directors' Retainer Fee Subplan or (b) in connection with initial or annual restricted stock units granted pursuant to the Amended and Restated Directors' Equity Subplan, which are, in each case, fully vested and non-forfeitable and (ii) 2,897,141 are unvested, each as of April 1, 2015.

        Our Board of Directors believes that being able to grant equity awards to our employees and non-employee directors furthers our compensation strategy. Our ability to attract, retain and motivate top-quality employees and non-employee directors is material to our success. Our Board of Directors believes that our interests and our stockholders' interests will be advanced if we can offer our employees and non-employee directors the opportunity to acquire a, or increase their, proprietary interest in the Company by receiving awards under the Amended Plan. However, as of our 2015 compensation year, there may be an insufficient number of shares remaining available for future grants under the Equity Plan to properly incentivize our executives and other employees. Our Compensation Committee therefore analyzed the results of a commonly-used equity plan scorecard model for purposes of evaluating the impact of increasing the number of shares reserved under the Equity Plan on dilution and costs to stockholders. In addition, our Compensation Committee considered a number of additional factors, including the number of shares currently available under the Equity Plan, our past share usage (i.e., our "burn rate"), the number of shares needed for future grants, and input from our stockholders and stockholder advisory firms. At its March 31, 2015 meeting, our Board of Directors determined, based on the Compensation Committee's recommendation, that an additional 2,600,000 shares would be an appropriate increase to the number of shares reserved for issuance under the Amended Plan because (a) the stockholder value transfer costs percentage, which is a measure of costs of the plan to stockholders, was within a reasonable range based on industry trends, revenue, market cap and other Company-specific factors and (b) our three-year average burn rate is approximately 3.5%, which is within a reasonable range based on our industry group and stock volatility. A summary of the restricted share awards granted by the Company from 2012 through 2014 is set forth in Note 19 to the Company's consolidated financial statements included in the 2014 Annual Report; specifically (i) the table set forth on page 84 of the 2014 Annual Report and (ii) the deferred share units or common stock granted to the directors as noted on page 86 of the 2014 Annual Report. In addition, our Board of Directors believes that the availability of an additional 2,600,000 shares under the Amended Plan will ensure that we can continue to achieve our compensation strategy, which includes the alignment of compensation with our stockholder interests. It is not possible to accurately predict the number of years over which the number of shares available for future grants, including the additional 2,600,000 shares under the Amended Plan, will be utilized. However, based on our historic and projected future usage patterns, we estimate that, assuming the 2,600,000 additional shares are approved by stockholders, the shares available for issuance under the plan will be sufficient to provide grants for the next two (2) years after 2015. This could change based on a variety of different factors, including but not limited to actual award activity which is in the discretion of the Compensation Committee, and the market value of our common stock.

        The material terms of the Amended Plan are summarized below. A copy of the full text of the Amended Plan is attached to this Proxy Statement as Appendix A. This summary of the Amended Plan is not intended to be a complete description of the Amended Plan and is qualified in its entirety by the actual text of the Amended Plan to which reference is made.

Material Features of the Amended Plan

        General.    The Amended Plan provides that grants may be made in any of the following forms: (i) Incentive Stock Options, (ii) Nonqualified Stock Options (together with Incentive Stock Options, "options"), (iii) stock units, (iv) stock, (v) dividend equivalents and (vi) stock appreciation rights ("SARs") and other stock-based awards. If and to the extent options and SARs granted under the Amended Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock units, stock, or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Amended Plan. To the contrary, shares of our common stock surrendered in payment of the exercise price of a stock option and shares withheld or surrendered for payment of taxes will not be available for re-issuance under the Amended Plan. If SARs are exercised and settled in our common stock, the gross number of shares subject to the SARs will be considered issued under the Amended Plan, without regard to the actual number of shares issued upon settlement of the SARs. To the extent grants under the Amended Plan are paid in cash, and not in shares of our common stock, any shares previously subject to such grants will become available again for purposes of the Amended Plan.

        The Amended Plan provides that the maximum aggregate number of shares of our common stock with respect to which grants may be made to any employee during any calendar year is 1 million shares, subject to adjustment as described below. An employee may not accrue dividend equivalents and dividends on performance-based grants during any calendar year in excess of $1 million. The maximum aggregate number of shares of our common stock with respect to which grants may be made to any of our non-employee directors during any calendar year is 100,000 shares. All grants under the Amended Plan will be expressed in shares of our common stock. Stockholder approval of this Proposal will also constitute a reapproval of the foregoing 1 million share limitation and $1 million limitation for purposes of Section 162(m) of the Internal Revenue Code. The employee share limitation will assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options or SARs granted under the Amended Plan with an exercise price per share equal to the fair market value per share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m). In addition, shares, stock units, dividend equivalents and other stock-based awards issued under the Amended Plan may be structured to qualify as performance-based compensation that is not subject to the section 162(m) limitation, as determined by our Compensation Committee, if the issuance of those shares, stock units, dividend equivalents and other stock-based awards is approved by the Compensation Committee and the vesting is tied to the attainment of the corporate performance objectives discussed below in the section entitled "Qualified Performance-Based Compensation."

        Administration.    The Amended Plan will be administered and interpreted by the Compensation Committee, or such other committee of non-employee directors appointed by our Board of Directors to administer the Amended Plan.

        The Compensation Committee may:

  •
  appoint an administrative committee comprised of Company employees to perform ministerial functions under the Amended Plan.

  •
  determine the individuals to whom grants will be made under the Amended Plan.

  •
  determine the type, size, terms and conditions of the grants.

  •
  determine when grants will be made.

  •
  establish any performance goals for grants.

  •
  determine the duration of any applicable exercise or restriction period, including the criteria for exercisability or vesting and any acceleration of exercisability or vesting (subject to the vesting restriction described below).

  •
  amend the terms and conditions of any previously issued grant, subject to the limitations described below.

  •
  deal with any other matters arising under the Amended Plan.

        Eligibility for Participation.    All of our employees as well as all of our non-employee directors are eligible to receive grants under the Amended Plan. As of March 31, 2015, approximately 1,078 employees and 7 non-employee directors were eligible to receive grants under the Amended Plan. The Compensation Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of our common stock that are subject to each grant.

  Types of Awards.

        Options.    The Compensation Committee may:

  •
  grant options intended to qualify as ISOs within the meaning of Section 422 of the Internal Revenue Code to employees of the Company.

  •
  grant NQSOs to anyone eligible to participate in the Amended Plan.

  •
  fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Amended Plan may be equal to or greater than the last reported sale price of the underlying shares of our common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of our common stock on the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

  •
  determine the term of each option; provided, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the term of the ISO may not exceed five years from the date of grant.

  •
  determine the terms and conditions of options, including when they become exercisable. A grantee may exercise an option by delivering notice of exercise to the Company. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) if the Compensation Committee permits, by delivering shares of our common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of our common stock having an aggregate fair market value on the date of exercise equal to the exercise price, (iii) by net exercise, (iv) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve board of directors, or (v) by such other method as the Compensation Committee may approve.

  •
  determine under what circumstances, if any, and during what time periods a grantee may exercise an option after termination of employment or service.

        Stock.    The Compensation Committee may:

  •
  grant stock awards to anyone eligible to participate in the Amended Plan.

  •
  require that grantees pay consideration for the stock and may impose restrictions on the stock.

  •
  determine whether restrictions will lapse over a period of time or according to such other criteria as the Compensation Committee determines.

  •
  determine the number of shares of our common stock subject to the grant of stock and the other terms and conditions of the grant.

  •
  determine to what extent and under what conditions grantees will have the right to vote shares of our common stock and to receive dividends paid on such shares during the restriction period.

  •
  determine whether a grantee's entitlement to dividends with respect to stock will be subject to the achievement of performance goals or other conditions, provided that dividends with respect to stock awards that vest based on the achievement of performance goals will only be paid if and to the extent that underlying stock awards vest and are paid.

  •
  determine whether accumulated dividends will accrue interest and will be paid in cash or in such other form as dividends are paid on our common stock.

  •
  determine in the grant agreement under what circumstances, if any, a grantee may retain stock after termination of employment or service, and the circumstances under which stock may be forfeited.

        Stock Units.    The Compensation Committee may:

  •
  grant stock units to anyone eligible to participate in the Amended Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date.

  •
  determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

  •
  provide that stock units will be paid at the end of a specified period or deferred to a later date.

  •
  determine whether a stock unit will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock.

  •
  determine in the grant agreement under what circumstances, if any, a grantee may retain stock units after termination of employment or service, and the circumstances under which stock units may be forfeited.

        Dividend Equivalents.    The Compensation Committee may:

  •
  grant dividend equivalents in connection with any grants. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to the grant by the per-share dividend paid by us on our common stock.

  •
  determine whether dividend equivalents will be paid to grantees currently or will be deferred.

  •
  determine whether dividend equivalents will be accrued as a cash obligation, or will be converted to stock units.

  •
  determine in the grant agreement, whether deferred dividend equivalents will accrue interest.

  •
  provide that dividend equivalents will be payable based on the achievement of performance goals; provided that dividend equivalents with respect to stock units that vest based on the achievement of performance goals will only be paid if and to the extent that underlying stock units vest and are paid.

  •
  determine whether dividend equivalents will be paid in cash or shares of our common stock, or a combination of the two.

        SARs and Other Stock-Based Awards.    The Compensation Committee may:

  •
  grant SARs to anyone eligible to participate in the Amended Plan in connection with, or independently of, any option granted under the Amended Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. Payment will be made in shares of our common stock. Cash will be paid in lieu of fractional shares.

  •
  determine the base amount of each SAR which will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the fair market value of a share of our common stock on the date of grant of the SAR.

  •
  determine the terms and conditions of SARs, including when they become exercisable.

  •
  determine the term of each SAR; provided that the term may not exceed ten (10) years from the date of grant.

  •
  determine whether SARs must be exercised while the grantee is employed by or providing service to the Company or within a specified period of time after termination of such employment or service.

  •
  determine under what circumstances, if any, and during what time periods a grantee may exercise an SAR after termination of employment or service.

  •
  grant other stock-based awards that are based on, measured by or payable in, shares of our common stock to employees or directors.

  •
  determine whether other stock-based awards will be granted subject to performance goals or other conditions.

  •
  determine in the grant agreement whether other stock-based awards will be paid in cash or in shares of our common stock, or a combination of the two.

        Qualified Performance-Based Compensation.    The Compensation Committee:

  •
  may impose objective performance goals that must be met with respect to grants of stock units, stock, dividend equivalents or other stock-based awards granted to employees under the Amended Plan, in order for the grants to be considered qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (see Certain Federal Income Tax Consequences, below).

  •
  will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions, prior to, or soon after the beginning of, the performance period with respect to grants intended to be considered qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

  •
  may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee's death or disability during the performance period, a change in control, or under other circumstances consistent with Treasury Regulations. The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Internal Revenue Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. If dividend equivalents are granted as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, the grantee may not accrue more than $1 million of such dividend equivalents during any calendar year.

        Deferrals.    The Compensation Committee may:

  •
  permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Amended Plan.

  •
  establish the rules and procedures applicable to any such deferrals and provide for interest or other earnings to be paid on such deferrals.

        Adjustment Provisions.    If there is any change in the number or kind of shares of our common stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a reclassification or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of our common stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of our common stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the number of shares of our common stock available for grants, the limit on the number of shares of our common stock any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the Amended Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the Compensation Committee to reflect any increase or decrease in the number or kind of issued shares of our common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated.

        Vesting Restriction.    Grants under the Amended Plan will fully vest over a period that is not less than one year from the date of grant. A grant agreement may provide for accelerated vesting without regard to the minimum vesting period in connection with a grantee's death or disability, or in the event of a change in control or certain other corporate transactions or events pursuant to which grants may be adjusted under the adjustment provisions of the Amended Plan (as described above), and up to 5% of the shares reserved for issuance under the Amended Plan may be subject to grants that are not subject to this restriction.

        Change in Control.    In the event of a change in control, the Compensation Committee may, except as otherwise provided in any grantee's equity grant agreement, take any of the following actions with respect to any or all outstanding grants under the Equity Plan, without the consent of the grantee:

  •
  determine that outstanding options and SARs become fully exercisable, and restrictions on outstanding stock awards and stock units will lapse as of the date of the change in control or at such other time as the Compensation Committee determines.

  •
  require that grantees surrender their options and SARs in exchange for one or more payments by the Company, in cash or shares of our common stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee's unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable.

  •
  after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Compensation Committee determines appropriate.

  •
  with respect to grantees holding stock units, other stock-based awards or dividend equivalents, determine that such grantees will receive one or more payments in settlement of such stock units, other stock-based awards or dividend equivalents, in an amount and form and on terms determined by the Compensation Committee.

  •
  if the Company is the surviving corporation, determine that grants will remain outstanding after the change in control.

  •
  if the Company is not the surviving corporation, determine that grants that remain outstanding after the change in control will be converted to similar grants of the surviving corporation.

        If the per share fair market value of our common stock does not exceed the per share exercise price or base amount, as applicable, the Company will not be required to make any payment to the grantee upon surrender of the option or SAR.

        Transferability of Grants.    Only the grantee may exercise rights under a grant during the grantee's lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Compensation Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of, or owned by, such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.

        Grantees Outside the United States.    If any individual who receives a grant under the Amended Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the grant on such terms and conditions as the Compensation Committee determines appropriate to comply with the laws of the applicable country.

        No Repricing of Options or SARs.    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

        Recoupment Policy.    All grants under the Amended Plan will be subject to any compensation clawback or recoupment polices that may be applicable to any employee, as in effect from time to time and as approved by our Board of Directors or the Compensation Committee.

        Statute of Limitations.    A grantee or any other person filing a claim for benefits under the Amended Plan must file the claim within one year after the grantee or other person knew or reasonably should have known of the principal facts on which the claim is based.

        Amendment and Termination of the Amended Plan.    The Board of Directors may amend or terminate the Amended Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. If the stockholders approve the Amended Plan, the Amended Plan will terminate on June 10, 2025, unless the Amended Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with stockholder consent.

        Grants Under the Amended Plan.    Grants under the Amended Plan are discretionary, so it is not currently possible to accurately predict the number of shares of our common stock that will be granted or who will receive grants under the Amended Plan after the Annual Meeting. The last sale price of our common stock on April 1, 2015 was $30.14 per share.

Certain Federal Income Tax Consequences

        The federal income tax consequences of grants under the Amended Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Amended Plan. This discussion is intended for the information of stockholders considering how to vote at the 2015 Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

        From the grantees' standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Amended Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gains when the shares of our common stock are sold. The tax rate applicable to capital gains will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gains income recognized by the grantee.

        Exceptions to these general rules arise under the following circumstances:

        If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment—or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under Section 83(b) of the Internal Revenue Code.

        If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

        A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Internal Revenue Code and the requirements of Section 409A of the Internal Revenue Code are not satisfied.

        Section 162(m) of the Internal Revenue Code generally disallows a publicly held corporation's tax deduction for compensation paid to its Chief Executive Officer or any of its four other most highly-compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Amended Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Amended Plan may be designated as qualified performance-based compensation if the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Internal Revenue Code. The Company believes that tax deductibility of compensation is an important factor, but not the sole or primary factor, in setting executive compensation policy or in rewarding superior executive performance. Accordingly, although the Company generally intends to consider whether to structure grants to meet the exception under Section 162(m) for qualified-performance-based compensation, thus avoiding the potential loss of a tax deduction due to the $1 million limitation on deductibility under Section 162(m), it reserves the right to make grants under the Amended Plan that are not deductible in such circumstances as it deems appropriate.

        We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. Unless otherwise determined by the Compensation Committee, our withholding obligation with respect to grants paid in shares of our common stock will be satisfied by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual's minimum applicable withholding tax rate for federal, state and local tax liabilities.

Vote Required for Approval

        The proposal to approve the Amended Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the 2015 Annual Meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will not have any effect on the proposal.

        The Board of Directors unanimously recommends a vote "FOR" the proposal to approve the Amended Plan.

 CONTACTING THE BOARD OF DIRECTORS

        You or any interested party may communicate with our Board of Directors, including our non-management directors and the Chair of the Audit Committee, by sending a letter addressed to the ITG Board of Directors or any individual director, c/o Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary. Any complaints or concerns relating to ITG's accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other concerns will be referred to the Chair of the Board with a copy to the Chair of the Nominating and Corporate Governance Committee. Any complaints or concerns may be reported anonymously or confidentially. ITG strictly prohibits any retaliation for reporting a possible violation of law, ethics, or firm policy regardless of whom the report concerns.

WHERE YOU CAN FIND MORE INFORMATION

        As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our Company. You can inspect and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http://www.sec.gov. You can also inspect these materials of our Company at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and on our website at http://investor.itg.com.

        If you are one of our stockholders and would like to receive a copy of any document referred to in this Proxy Statement, you should call or write to Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Investor Relations (telephone: (800) 991-4484). In order to ensure timely delivery of the documents prior to the Annual Meeting, you should make any such request not later than May 28, 2015.

        You should rely only on the information contained in this Proxy Statement. We have not authorized anyone to give any information different from the information contained in this Proxy Statement. This Proxy Statement is dated April 23, 2015. You should not assume that the information contained in this Proxy Statement is accurate as of any later date, and the distribution of this Proxy Statement to stockholders shall not mean otherwise.

OTHER MATTERS; STOCKHOLDER PROPOSALS
FOR THE 2016 ANNUAL MEETING OF ITG

        As of the date of this Proxy Statement, our Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting, other than as described in this Proxy Statement. If any other matters shall properly come before the Annual Meeting or any adjournments or postponements thereof and shall be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our Board of Directors and management.

        Stockholders who, in accordance with Exchange Act Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2016 Annual Meeting must submit their proposals to our Corporate Secretary on or before December 25, 2015. Such proposals must also comply with the requirements of Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        Under our Bylaws, for director nominations or other business to be properly brought before the 2016 annual meeting, a stockholder's notice of the matter the stockholder wishes to present must be delivered to Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than February 12, 2016 and no later than March 13, 2016. Such notices must also comply with the other requirements of our Bylaws.

APPENDIX A

AMENDED AND RESTATED 2007 OMNIBUS EQUITY COMPENSATION PLAN

INVESTMENT TECHNOLOGY GROUP, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

Amended and Restated Effective June 11, 2015 (subject to stockholder approval)

        1.    Purpose

        The purpose of the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the "Plan") is to provide (i) designated employees of Investment Technology Group, Inc. (the "Company") and its subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, dividend equivalents and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan was originally effective on May 8, 2007 upon approval by the stockholders of the Company, and previously amended and restated on May 12, 2009 upon approval by the stockholders of the Company, August 18, 2009, May 11, 2010 upon approval by the stockholders of the Company and June 11, 2013 upon approval by the stockholders of the Company. The Plan was amended and restated effective February 5, 2014 upon approval of the Board of Directors. This amendment and restatement is effective June 11, 2015, subject to stockholder approval on such date.

        The Investment Technology Group, Inc. Non-Employee Directors Stock Option Plan (the "Director Plan"), the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan (the "1994 Plan"), the Amended and Restated Investment Technology Group, Inc. Stock Unit Award Program Subplan (the "SUA Subplan"), the Amended and Restated Investment Technology Group, Inc. Directors' Retainer Fee Subplan (the "Directors' Retainer Fee Subplan"), and the Amended and Restated Investment Technology Group, Inc. Directors' Equity Subplan (the "Directors' Equity Subplan", and together with the Directors' Retainer Fee Subplan, the "Subplans") were merged with and into this Plan as of May 8, 2007. No additional grants were made thereafter under the Director Plan and the 1994 Plan. Outstanding grants under the Director Plan, the 1994 Plan, the SUA Subplan and the Subplans as of May 8, 2007 continued in effect according to their terms as in effect on May 8, 2007, and the shares with respect to such outstanding grants were issued or transferred under this Plan. After May 8, 2007, the Subplans, and the SUA Subplan until it was frozen effective on January 1, 2009, continued in effect as subplans of the Plan and grants and/or deferrals may continue to be made under the Subplans with shares associated with such grants and/or deferrals being issued under this Plan. Effective as of January 1, 2009, the Variable Compensation Stock Unit Award Program Subplan (formerly known as the Equity Deferral Award Program Subplan) was added as a subplan under the Plan.

        2.    Definitions

        Whenever used in this Plan, the following terms will have the respective meanings set forth below:

        (a)   "Board" means the Company's Board of Directors.

        (b)   "Change in Control" means and shall be deemed to have occurred:

            (i)  if any person (within the meaning of the Exchange Act), other than the Company or a Related Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 35 percent or more of the total voting power of all the then-outstanding Voting Securities; or

           (ii)  if the individuals who, as of the date hereof, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

          (iii)  upon consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving or transferee entity outstanding immediately after such transaction; or

          (iv)  upon consummation of the sale or disposition by the Company of all or substantially all of the Company's assets, other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

           (v)  if the stockholders of the Company approve a plan of complete liquidation of the Company.

        Notwithstanding the foregoing, the Committee may provide for a different definition of "Change in Control" in a Grant Agreement if it determines that such different definition is necessary or appropriate, including without limitation, to comply with the requirements of Section 409A of the Code.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended.

        (d)   "Committee" means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be "qualified performance-based compensation" under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations.

        (e)   "Company" means Investment Technology Group, Inc. and any successor corporation.

        (f)    "Company Stock" means the common stock of the Company.

        (g)   "Dividend Equivalent" means an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.

        (h)   "Employee" means a person classified as an employee of the Employer (including an officer or director who is also an employee) for payroll purposes, as determined in the sole discretion of the Employer. Notwithstanding the foregoing, if a person is engaged in a non-employee status (including, but not limited to, as an independent contractor, an individual being paid through an employee leasing company or other third party agency) and is subsequently reclassified by the Company, the Internal Revenue Service, or a court as an employee for payroll purposes, such person, for purposes of this Plan, shall be deemed an Employee from the actual (and not the effective) date of such reclassification, unless expressly provided otherwise by the Company.

        (i)    "Employer" means the Company and its Subsidiaries.

        (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (k)   "Exercise Price" means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

        (l)    "Fair Market Value," unless otherwise required by an applicable provision of the Code, as of any date, means the closing sales price of the Company Stock as reported on the New York Stock Exchange on the date of grant during regular trading hours; provided, however, that at any time that the Company Stock is not quoted on the New York Stock Exchange on such trading days, Fair Market Value shall be determined by the Committee in its discretion.

        (m)  "Grant" means an Option, Stock Unit, Stock Award, SAR, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

        (n)   "Grant Agreement" means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

        (o)   "Incentive Stock Option" means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

        (p)   "Non-Employee Director" means a member of the Board who is not an employee of the Employer.

        (q)   "Nonqualified Stock Option" means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

        (r)   "Option" means an option to purchase shares of Company Stock, as described in Section 7 of the Plan.

        (s)   "Other Stock-Based Award" means any Grant based on, measured by or payable in, Company Stock (other than a Grant described in Sections 7, 8, 9 or 10(a) of the Plan), as described in Section 10(b) of the Plan.

        (t)    "Participant" means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

        (u)   "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

        (v)   "Plan" means this Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan, as in effect from time to time.

        (w)  "Related Party" means (i) a Subsidiary of the Company; (ii) an employee or group of employees of the Company or any Subsidiary of the Company; (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

        (x)   "SAR" means a stock appreciation right as described in Section 10(a) of the Plan.

        (y)   "Stock Award" means an award of Company Stock as described in Section 9 of the Plan.

        (z)   "Stock Unit" means an award of a phantom unit representing a share of Company Stock, as described in Section 8 of the Plan.

        (aa) "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, 50 percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (ii) if a partnership, limited liability company, association or other business entity, 50 percent or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a 50 percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated 50 percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

        (bb) "Voting Securities or Security" means any securities of the Company which carry the right to vote generally in the election of directors.

        3.    Administration

        (a)    Committee.    The Plan shall be administered and interpreted by the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan with respect to grants to Employees. The Plan shall be administered and interpreted by the Board with respect to grants to Non-Employee Directors. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the "Committee" with respect to that Grant. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

        (b)    Committee Authority.    The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and, subject to the restriction in Section 4(c), the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

        (c)    Committee Determinations.    The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

        4.    Grants

        (a)   Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

        (b)   All Grants shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

        (c)   Grants shall fully vest over a period that is not less than one year from the date of grant. A Grant Agreement may provide for accelerated vesting without regard to the minimum vesting period in connection with a Participant's death or disability, or in the event of (i) a change in control of the Company or one of its Subsidiaries or (ii) a corporate event described in Section 5(d). In addition, up to five percent of the shares of Company Stock subject to the aggregate share reserve set forth in Section 5(a), which may include, without limitation, Grants to Non-Employee Directors, may be subject to Grants that are not subject to the foregoing vesting restriction.

        5.    Shares Subject to the Plan

        (a)    Shares Authorized.    The total aggregate number of shares of Company Stock that may be issued under the Plan is the sum of the following (i) 2,600,000 new shares of Company Stock plus (ii) that number of shares of Company Stock subject to outstanding grants under the Plan as of June 11, 2015 plus (iii) that number of shares remaining available for issuance under the Plan but not subject to previously exercised, vested or paid grants as of June 11, 2015; subject to the limitation that of the 1,300,000 shares added to the number of shares of Company Stock authorized for issuance under the Plan on May 12, 2009, 50,000 shares have or shall be used solely to grant Options. The total aggregate number of shares of Company Stock that may be issued under the Plan may be subject to Incentive Stock Options.

        (b)    Source of Shares; Share Counting.    Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options granted under the Subplans) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards (including any stock awards, stock units or other-stock based awards granted under the SUA Subplan and the Subplans) are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are exercised and settled in Company Stock, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the SARs. To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall not count against the share limits in this Section 5(b). The preceding provisions of this Section 5(b) shall apply only for purposes of determining the aggregate number of shares of Company Stock that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of shares of Company Stock with respect to which Grants may be granted to any Participant under the Plan.

        (c)    Individual Limits.    All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any Employee during any calendar year shall be 1,000,000 shares, subject to adjustment as described in subsection (d) below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. In addition, the maximum number of shares of

Company Stock which may be granted to any Non-Employee Director during any calendar year under the Plan shall not exceed 100,000 shares, subject to adjustment as described in subsection (d) below.

        (d)    Adjustments.    If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, spinoff, stock split or reverse stock split, or by reason of a combination, reorganization, recapitalization or reclassification affecting the outstanding Company Stock as a class without the Company's receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan and outstanding Grants, and the price per share of outstanding Grants shall be equitably adjusted by the Committee, as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this subsection (d) or applicable law, including in the event of a Change in Control. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

        6.    Eligibility for Participation

        (a)    Eligible Persons.    All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

        (b)    Selection of Participants.    The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

        7.    Options

        (a)    General Requirements.    The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

        (b)    Type of Option, Price and Term.

            (i)  The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

           (ii)  The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

          (iii)  The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

        (c)    Exercisability of Options.

            (i)  Subject to the limitation in Section 4(c) above, Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

           (ii)  The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

          (iii)  Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant's death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations and subject to the restriction in Section 4(c) above).

        (d)    Termination of Employment or Service.    Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

        (e)    Exercise of Options.    A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares (i.e., "net exercise") or (v) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

        (f)    Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock

Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

        8.    Stock Units

        (a)    General Requirements.    The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts for purposes of the Plan.

        (b)    Terms of Stock Units.    The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Subject to the restriction in Section 4(c) above, Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

        (c)    Payment With Respect to Stock Units.    Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

        (d)    Requirement of Employment or Service.    The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant's employment or service, and the circumstances under which Stock Units may be forfeited.

        9.    Stock Awards

        (a)    General Requirements.    The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. Subject to the restriction in Section 4(c) above, the Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

        (b)    Requirement of Employment or Service.    The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant's employment or service, and the circumstances under which Stock Awards may be forfeited.

        (c)    Restrictions on Transfer.    While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a) hereof. If a certificate is issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

        (d)    Right to Vote and to Receive Dividends.    The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period; provided that dividends with respect to Stock Awards that vest based on performance shall vest and be paid only if and to the extent the underlying Stock Awards vest and are paid, as determined by the Committee.

        10.    Stock Appreciation Rights and Other Stock-Based Awards

        (a)    SARs.    The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

            (i)  Base Amount.    The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

           (ii)  Tandem SARs.    The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (iii)  Exercisability.    An SAR shall be exercisable during the period specified by the Committee in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement, subject to the restriction in Section 4(c) above. The Committee may grant SARs the exercise of which is subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

          (iv)  Grants to Non-Exempt Employees.    SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant's death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations and subject to Section 4(c) above).

           (v)  Value of SARs.    When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (i).

          (vi)  Form of Payment.    The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

         (vii)  Term.    The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

        (b)    Other Stock-Based Awards.    The Committee may grant other awards not specified in Sections 7, 8 or 9 or subsection (a) above that are based on or measured by Company Stock to

Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

        11.    Dividend Equivalents.

        (a)    General Requirements.    When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with the Grant, under such terms and conditions as the Committee deems appropriate under this Section 11. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals, provided that Dividend Equivalents with respect to Stock Units that vest based on performance shall vest and be paid only if and to the extent the underlying Stock Units vest and are paid, as determined by the Committee. In no event may Dividend Equivalents may be granted with respect to Options or SARs.

        (b)    Payment with Respect to Dividend Equivalents.    Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

        12.    Qualified Performance-Based Compensation

        (a)    Designation as Qualified Performance-Based Compensation.    The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply. The Committee may also grant Options or SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 12 or otherwise.

        (b)    Performance Goals.    When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for "qualified performance-based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as "qualified performance-based compensation."

        (c)    Criteria Used for Objective Performance Goals.    The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

        (d)    Timing of Establishment of Goals.    The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

        (e)    Certification of Results.    The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

        (f)    Death, Disability or Other Circumstances.    The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant's death or disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

        13.    Deferrals

        The Committee may permit or require a Participant to defer receipt of the payment of cash (including dividend equivalents) or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

        14.    Withholding of Taxes

        All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants. Unless otherwise determined by the Committee, the Company's tax withholding obligation with respect to Grants paid in Company Stock shall be satisfied by having shares of Company Stock withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

        15.    Transferability of Grants

        (a)    Restrictions on Transfer.    Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant's lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution.

        (b)    Transfer of Nonqualified Stock Options to or for Family Members.    Notwithstanding subsection (a) above, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

        16.    Consequences of a Change in Control

        (a)   In the event of a Change in Control, the Committee may take any one or more of the following actions with respect to some or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change in Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant's unexercised Options and SARs exceeds the Exercise Price, or base amount, as applicable, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, (v) if the Company is the surviving corporation, the Committee may determine that Grants will remain outstanding after the Change in Control or (vi) if the Company is not the surviving corporation, the Committee may determine that Grants that remain outstanding after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Company Stock does not exceed the per share Exercise Price or base amount, as applicable, the Company shall not be required to make any payment to the participant upon surrender of the Option or SAR.

        (b)    Other Transactions.    The Committee may provide in a Grant Agreement that a sale or other transaction involving a Subsidiary or other business unit of the Company shall be considered a Change in Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

        17.    Requirements for Issuance of Shares

        No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. Except as determined under Section 9(a), no Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

        18.    Amendment and Termination of the Plan

        (a)    Amendment.    The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

        (b)    No Repricing Without Stockholder Approval.    Except as otherwise provided in Section 5(d), the terms of outstanding Grants may not be amended to reduce the exercise price of outstanding Options or the base amount of outstanding SARs or to cancel outstanding Options or SARs in exchange for cash, other awards, Options with an exercise price that is less than the exercise price of the original Options or SARs with a base amount that is less than the base amount for the original SARs, without stockholder approval.

        (c)    Stockholder Approval for "Qualified Performance-Based Compensation."    If Grants are made under Section 12 above, the Plan must be reapproved by the Company's stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

        (d)    Termination of Plan.    The Plan shall terminate on June 10, 2025, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

        19.    Miscellaneous

        (a)    Grants in Connection with Corporate Transactions and Otherwise.    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

        (b)    Compliance with Law.

            (i)  The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code and that Grants of "qualified performance-based compensation" comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.

           (ii)  The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. If a Grant is subject to Section 409A of the Code, (1) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (2) payments to be made upon a termination of employment shall only be made upon a "separation from service" under Section 409A of the Code, (3) payments to be made upon a Change in Control shall only be made upon a "change of control event" under Section 409A of the Code, (4) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (5) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.

          (iii)  Any Grant made under the Plan that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant's separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant's death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the "specified employee" requirements of Section 409A of the Code.

          (iv)  Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

        (c)    Enforceability.    The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

        (d)    Funding of the Plan; Limitation on Rights.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        (e)    Rights of Participants.    Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

        (f)    No Fractional Shares.    No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (g)    Employees Subject to Taxation Outside the United States.    With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

        (h)    Governing Law.    The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

        (i)    Recoupment Policy.    All Grants under this Plan will be subject to any compensation clawback or recoupment policies that may be applicable to any Employee, as in effect from time to time and as approved by the Committee or Board.

        (j)    Statute of Limitations.    A Participant or any other person filing a claim for benefits under the Plan must file the claim within one year after the Participant or other person knew or reasonably should have known of the principal facts on which the claim is based.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M91991-P66514 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain One liberty plaza 165 brOadway new yOrk, new yOrk 10006 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on June 10, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ITG2015 You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on June 10, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. INVESTMENT TECHNOLOGY GROUP, INC. 2. Ratification of the appointment of KPMG LLP as the company's independent registered public accountants for the fiscal year ending December 31, 2015. 3. Approval of the company's executive compensation. 4. Approval of the Amended and Restated Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan. 1. Election of Directors Nominees: The Board of Directors recommends that you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: 01) Minder Cheng 02) Christopher V. Dodds 03) Robert C. Gasser 04) Timothy L. Jones 05) R. Jarrett Lilien 06) T. Kelley Millet 07) Kevin J.P. O'Hara 08) Maureen O'Hara 09) Steven S. Wood Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. For address changes and/or comments, please check this box and write them on the back where indicated. !

M91992-P66514 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. INVESTMENT TECHNOLOGY GROUP, INC. Annual Meeting of Stockholders June 11, 2015 11:30 AM This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors of the Company. The stockholder signing on the reverse of this proxy card appoints each of Robert C. Gasser, Steven R. Vigliotti and P. Mats Goebels as proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Investment Technology Group, Inc. held of record by the undersigned on April 15, 2015 or which the undersigned would otherwise be entitled to vote at the Annual Meeting of Stockholders to be held on June 11, 2015, and any adjournment thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting. Continued and to be voted on reverse side Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)